EXECUTION COPY












                               TERM LOAN AGREEMENT


                            Dated as of March 9, 2007

            SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD.,
                                  as Borrower,


                          SCOTTISH RE GROUP LIMITED and
                  EACH SUBSIDIARY OF SCOTTISH RE GROUP LIMITED
              listed as a Guarantor on the Signature Pages hereto,
                                 as Guarantors,

                                   THE LENDERS
                listed as Lenders on the Signature Pages hereto,
                                   as Lenders


                                       and


                               ABLECO FINANCE LLC,
                                    as Agent


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                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I         DEFINITIONS; CERTAIN TERMS................................1
    Section 1.01    Definitions.............................................1
    Section 1.02    Terms Generally........................................24
    Section 1.03    Accounting and Other Terms.............................24
    Section 1.04    Time References........................................24

ARTICLE II        THE LOAN.................................................24
    Section 2.01    Commitments............................................24
    Section 2.02    Draws; Making the Loan.................................25
    Section 2.03    Repayment of Loan; Evidence of Debt....................25
    Section 2.04    Interest...............................................26
    Section 2.05    Prepayment of Loan.....................................27
    Section 2.06    Fees...................................................29
    Section 2.07    Taxes..................................................30

ARTICLE III       INTENTIONALLY LEFT BLANK.................................32

ARTICLE IV        FEES, PAYMENTS AND OTHER COMPENSATION....................32
    Section 4.01    Payments; Computations and Statements..................32
    Section 4.02    Sharing of Payments, Etc...............................33
    Section 4.03    Apportionment of Payments..............................33
    Section 4.04    Increased Costs and Reduced Return.....................34

ARTICLE V         CONDITIONS TO LOAN.......................................35
    Section 5.01    Conditions Precedent to Effectiveness..................35
    Section 5.02    Conditions to Loans....................................40

ARTICLE VI        REPRESENTATIONS AND WARRANTIES...........................41
    Section 6.01    Representations and Warranties.........................41
    Section 6.02    Representations as to Foreign Obligors.................49

ARTICLE VII       COVENANTS OF THE LOAN PARTIES............................51
    Section 7.01    Affirmative Covenants..................................51
    Section 7.02    Negative Covenants.....................................61
    Section 7.03    Financial Covenants....................................66

ARTICLE VIII      EVENTS OF DEFAULT........................................68
    Section 8.01    Events of Default......................................68


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ARTICLE IX        AGENT....................................................72
    Section 9.01    Appointment............................................72
    Section 9.02    Nature of Duties.......................................73
    Section 9.03    Rights, Exculpation, Etc...............................74
    Section 9.04    Reliance...............................................75
    Section 9.05    Indemnification........................................75
    Section 9.06    Agent Individually.....................................75
    Section 9.07    Successor Agent........................................75
    Section 9.08    Collateral Matters.....................................76
    Section 9.09    Agency for Perfection..................................77

ARTICLE X         GUARANTY.................................................78
    Section 10.01   Guaranty...............................................78
    Section 10.02   Guaranty Absolute......................................78
    Section 10.03   Waiver.................................................79
    Section 10.04   Continuing Guaranty; Assignments.......................80
    Section 10.05   Subrogation............................................80
    Section 10.06   Guaranty Limitations...................................80

ARTICLE XI        MISCELLANEOUS............................................81
    Section 11.01   Notices, Etc...........................................81
    Section 11.02   Amendments, Etc........................................82
    Section 11.03   No Waiver; Remedies, Etc...............................83
    Section 11.04   Expenses; Taxes; Attorneys' Fees.......................83
    Section 11.05   Right of Set-off.......................................84
    Section 11.06   Severability...........................................84
    Section 11.07   Assignments and Participations.........................85
    Section 11.08   Counterparts...........................................87
    Section 11.09   GOVERNING LAW..........................................88
    Section 11.10   CONSENT TO JURISDICTION; SERVICE OF PROCESS AND
                    VENUE..................................................88
    Section 11.11   WAIVER OF JURY TRIAL, ETC..............................89
    Section 11.12   Consent by the Agent and Lenders.......................89
    Section 11.13   No Party Deemed Drafter................................89
    Section 11.14   Reinstatement; Certain Payments........................89
    Section 11.15   Indemnification........................................90
    Section 11.16   Records................................................90
    Section 11.17   Binding Effect.........................................90
    Section 11.18   Interest...............................................91


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    Section 11.19   Confidentiality........................................92
    Section 11.20   Obligation to Make Payment in Dollars..................92
    Section 11.21   Integration............................................93


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                             SCHEDULES AND EXHIBITS


Schedule 1.01(A)     Lenders and Lenders' Commitments
Schedule 1.01(B)     Existing Indebtedness
Schedule 1.01(C)     Existing Liens
Schedule 1.01(D)     Cash and Unrestricted Liquidity Accounts
Schedule 5.01(b)(i)  Security Documents
Schedule 6.01(e)     Capitalization; Subsidiaries
Schedule 6.01(f)     Litigation; Commercial Tort Claims
Schedule 6.01(i)     ERISA
Schedule 6.01(j)     Tax Sharing Arrangements
Schedule 6.01(q)     Operating Lease Obligations
Schedule 6.01(r)     Environmental Matters
Schedule 6.01(u)     Bank Accounts
Schedule 6.01(v)     Intellectual Property
Schedule 6.01(aa) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN
Schedule 6.01(bb)    Trade names
Schedule 7.01(s)     Post-Closing Obligations
Schedule 7.02(e)     Existing Investments
Schedule 7.02(h)     Management Fees
Schedule 7.02(k)     Limitations on Dividends and Other Payment Restrictions

Exhibit A            Form of Guaranty
Exhibit B            [Intentionally left blank]
Exhibit C            [Intentionally left blank]
Exhibit D-1          Form of Opinion of LeBoeuf, Lamb, Greene & MacRae, U.S.
                     Counsel to the Credit Parties
Exhibit D-2          Form of Opinion of Maples and Calder, Cayman Islands
                     Counsel to the Credit Parties
Exhibits D-3 to D-6  Forms of Opinion of Local Counsel in Other Jurisdictions
Exhibit E            Form of Assignment and Acceptance
Exhibit F            Form of Liquidity Analysis
Exhibit G            Form of Draw Notice


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

                               TERM LOAN AGREEMENT

          TERM LOAN AGREEMENT, dated as of March 9, 2007, by and among SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD., an exempted company limited by shares organized and existing under the laws of the Cayman Islands ("SALIC" or the "Borrower"), SCOTTISH RE GROUP LIMITED, an exempted company limited by shares organized and existing under the laws of the Cayman Islands (the "Parent"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto or which becomes a Guarantor on or after the Effective Date pursuant to a Guaranty in substantially the form annexed hereto as Exhibit A (together with the Parent, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), and Ableco Finance LLC, as agent for the Lenders (in such capacity, together with any successor agent, the "Agent").


                                    RECITALS

          The Borrower and the Guarantors have asked the Lenders to extend a delayed draw term loan in the principal amount of up to $100,000,000 to the Borrower. The proceeds of the term loan shall be used (i) to pay all the costs and expenses incurred in connection with the term loan contemplated hereunder and/or (ii) for general working capital purposes.

          The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

          In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

          Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

          "7.25% Convertible Preferred Shares" means the 7.25% convertible cumulative participating preferred shares of the Parent offered to affiliates of Cerberus Capital and MassMutual Capital Partners LLC pursuant to the Securities Purchase Agreement.

          "A.M. Best" means A.M. Best Company, Inc. and any successor thereto.

          "Action" has the meaning specified therefor in Section 11.12.

          "additional amount" has the meaning specified therefor in Section 2.07(a).

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Agent or any Lender be considered an "Affiliate" of any Credit Party.

          "Agent" has the meaning specified therefor in the preamble hereto.

          "Agent Advances" has the meaning specified therefor in Section
9.08(a).

          "Agent's Account" means an account at a bank designated by the Agent from time to time as the account into which the Loan Parties shall make all payments to the Agent for the benefit of the Agent and the Lenders under this Agreement and the other Loan Documents.

          "Agreement" means this Term Loan Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Alternative Reserve Agreements" means any funding agreements, collateral borrowing arrangements, securitizations or other capital markets solutions entered into by the Parent or any of its Subsidiaries to provide financial support to an Insurance Subsidiary to satisfy applicable regulatory or operational reserve requirements.

          "Annual Statement" means, with respect to any Person that is an Insurance Subsidiary, the annual statutory financial statement required to be filed with the Insurance Department (or similar Governmental Authority) of such Person's jurisdiction of domicile, together with all exhibits or schedules filed therewith prepared in conformity with SAP.

          "Applicable Foreign Obligor Documents" has the meaning specified therefor in Section 6.02(a).

          "Asset Backed Security" means any fixed-income instrument that entitles the holder of, or beneficial owner under, the instrument to the whole or any part of the rights or entitlements of a holder of a receivable or other asset and any other rights or entitlements in respect of a pool of receivables or other assets or any money payable by obligors under those receivables or other assets (whether or not the money is payable to the holder of, or beneficial owner under, the instrument on the same terms and conditions as under the receivables or other assets) in relation to receivables or other assets; provided however, such receivables or assets shall be limited to automobile loans, credit card receivables and home equity loans and such other Asset-Backed Security assets as may be acceptable to the Agent.

          "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Agent, in accordance with Section 11.07 hereof and substantially in the form of Exhibit E hereto or such other form acceptable to the Agent.


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          "Attributable Indebtedness" means, on any date, (a) in respect of any
Capitalized Leases of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

          "Authorized Officer" means, with respect to any Person, the chief executive officer, chief financial officer, president or executive vice president of such Person.

          "Available Liquidity" means, with respect to the Parent and the Borrower at any date of determination, the aggregate (without duplication) of
(i) Cash and Unrestricted Liquidity and (ii) Excess Reserves, determined in each case as of such date.

          "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. ss. 101, et seq.), as amended, and any successor statute.

          "Board of Directors" means, with respect to any Person, the board of directors (or comparable manager or managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

          "Borrower" has the meaning specified therefor in the preamble hereto.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

          "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period,
(ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person, and (iii) additional capital requirements incurred by such Person to meet regulatory or rating agency requirements arising out of the writing of new insurance or reinsurance business.

          "Capital Stock" means (i) with respect to any Person that is a corporate entity, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock or capital stock of such Person, and (ii) with respect to any Person that is not a corporate entity, any and all partnership, membership or other Equity Interests of such Person.

          "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or (ii) a transaction of a type commonly known as a "synthetic lease" (i.e., a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

          "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cash and Unrestricted Liquidity" means unrestricted cash and Permitted Investments owned by the Parent, the Borrower or any Credit Party and held at any date of determination in an account listed on Schedule 1.01(D) or in an account that is subject to a perfected first priority security interest to secure the Obligations.

          "Cerberus Capital" means Cerberus Capital Management, L.P., a Delaware limited partnership.

          "Change in Law" has the meaning specified therefor in Section 4.04(a).

          "Change of Control" means each occurrence of any of the following:

          (a) during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of at least a majority the directors of the Parent then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Parent;

          (b) (i) any Credit Party consolidates or amalgamates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (ii) any entity consolidates or amalgamates with or merges into any Credit Party in a transaction pursuant to which the outstanding voting Capital Stock of such Credit Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving the Parent, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) has, directly or indirectly, acquired beneficial ownership of more than 33% of the aggregate outstanding voting Capital Stock of the Parent or (B) in the case of any such transaction involving a Credit Party other than the Parent, the Parent has beneficial ownership of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity;

          (c) any Insurance Subsidiary (other than Scottish Re PCC Limited (Guernsey)) enters into one or more reinsurance or retrocession agreements that, individually or in the aggregate, have the effect of transferring all or substantially all of such Insurance Subsidiary's in-force insurance or reinsurance business to another Person other than to a Subsidiary of the Parent;

          (d) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement (other than the

Securities Purchase Agreement) that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent, or control over the equity securities of the Parent entitled to vote for members of the Board of Directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing more than 33% of the combined voting power of such securities including through acquisition of the 7.25% Convertible Preferred Shares; or

          (e) (i) the Parent fails to own, directly or indirectly, free and clear of all Liens, 100% of the Equity Interests of the Borrower, or (ii) the Parent or the Borrower fails to own directly or indirectly, free and clear of all Liens 100% of the Equity Interests of each other Credit Party and each other Insurance Subsidiary (other than Scottish Re PCC Limited (Guernsey) and World-Wide Life Assurance S.A.), other than, in each case, Liens under Security Documents securing the Obligations.

          "Closing Fee" means an amount equal to 1.5% of the Loan (which for purposes of this definition shall be deemed to be no less than $100,000,000), earned in full, payable on the Effective Date.

          "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

          "Commitment" means, with respect to each Lender, the commitment of such Lender to make the Loan to the Borrower in the amount set forth in Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

          "Commitment Letter" means the commitment letter, dated as of September 26, 2006, between the Parent and Cerberus Capital.

          "Consolidated Net Income" means, for any period, (a) for the Parent and its Subsidiaries on a consolidated basis, the net income of the Parent and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period, and (b) for SALIC and its Subsidiaries on a consolidated basis, the net income of SALIC and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period, in each case calculated in accordance with GAAP.

          "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such

Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "Convertible Preferred Securities" means Convertible Preferred Shares of the Parent, issued on December 17, 2003 and December 22, 2003, as part of the issuance of the Hybrid Capital Units.

          "Corporate Securities" means commercial paper, Asset Backed Securities and other obligations of a corporation for borrowed money evidenced by bonds, debentures, notes, loan agreements or other similar instruments.

          "Credit Party" means a Loan Party or a Security Party.

          "Cumulative Liquidity Change" means, as of any date, the amount by which the sum of (i) Available Liquidity plus (ii) the remaining Commitments available hereunder, in each case as of such date, changes from such amount determined as of February 28, 2007 (assuming that the amount of Commitments available hereunder as of February 28, 2007 was $100,000,000).

          "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          "Disclosure Schedules" means the disclosure schedules delivered in connection with the Securities Purchase Agreement.

          "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets, including any sale of books of business through reinsurance agreements or otherwise and sale of any Subsidiary (in each case, whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sale for cash of assets in the investment portfolio of an Insurance Subsidiary in its ordinary course of business.


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          "Dollar," "Dollars" and the symbol "$" each means lawful money of the
United States of America.

          "Draw Date" has the meaning specified therefor in Section 2.02(a)(i).

          "Draw Notice" has the meaning specified therefor in Section
2.02(a)(i).

          "Effective Date" means the date, on or before March 9, 2007, on which all of the conditions precedent set forth in Section 5.01 are satisfied or waived and this Agreement is executed and delivered by the parties hereto.

          "Employee Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

          "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

          "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.), the Federal Clean Water Act (33 U.S.C. ss. 1251, et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601, et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651, et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment.

          "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan

Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "Equity Interests" means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

          "ERISA Event" means (a) a Reportable Event with respect to an Employee Plan; (b) a withdrawal by the Borrower or any of its ERISA Affiliates from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate any Employee Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any of its ERISA Affiliates.

          "Event of Default" means any of the events set forth in Section 8.01.

          "Excess Reserves" means, at any date of determination, the amount by which the market value of the assets of the Borrower that are pledged to reserve credit trusts (owned by SRD or for the benefit of third party cedants) as of such date exceeds the required amount associated with those assets as of the last day of the most recent fiscal quarter.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Extraordinary Receipts" means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(b)(i) or (ii) hereof), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and (vii) any purchase price adjustment received in connection with any purchase agreement.

          "Final Maturity Date" means the first anniversary of the Effective Date, or such earlier date on which the Loan shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

          "Financial Statements" means (i) with respect to the Parent, the audited consolidated and consolidating balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2006, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended and (ii) with respect to the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2005, and the related consolidated statement of operations for the Fiscal Year then ended.

          "Fiscal Year" means the fiscal year of the Parent and its Subsidiaries ending on December 31 of each year.

          "Fitch" means Fitch, Inc. and any successor thereto.

          "Foreign Benefit Plan" means any employee benefit plan, pension plan or welfare plan not subject to ERISA which is maintained or contributed to for the benefit of the employees of a Foreign Obligor or its Subsidiaries which, under applicable law, (a) is required to be funded through a trust or similar funding vehicle, or (b) creates or could result in a Lien on any property of such Foreign Obligor or any of its Subsidiaries.

          "Foreign Obligor" means any Credit Party that is incorporated or organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

          "FRS Board" means the Board of Governors of the Federal Reserve System of the United States.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Agent and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

          "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and including in any event the insurance regulators in the jurisdictions of Bermuda, Delaware, Cayman Islands, Ireland, Singapore, South Carolina and the United Kingdom.

          "Government Debt" means negotiable Indebtedness issued or guaranteed by the United States Government or any agency thereof.

          "Guaranteed Obligations" has the meaning specified therefor in Section 10.01.

          "Guarantor" means (i) the Parent, (ii) each Subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto, and (iii) each other Person which guarantees, pursuant to Section 7.01(c) or otherwise, all or any part of the Obligations.

          "Guaranty" means (i) the guaranty of each Guarantor party hereto contained in Article X hereof, and (ii) each guaranty substantially in the form of Exhibit A, made by any other Guarantor in favor of the Agent for the benefit of the Agent and the Lenders pursuant to Section 7.01(c) or otherwise.

          "Hazardous Material" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

          "Highest Lawful Rate" means, with respect to the Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to the Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

          "HSBC Facilities" means the collateral/back-up facilities, and related Swap Contracts, entered into by the Borrower and SRD with HSBC Bank USA, National Association and its Affiliates, as such facilities and Swap Contracts have been amended, modified or supplemented from time to time.

          "HSBC Forbearance Agreement" means the Amended and Restated Forbearance Agreement, dated as of November 26,2006, between HSBC Bank USA, National Association and the Borrower.

          "Hybrid Capital Units" means the 5.875% Hybrid Capital Units, with a stated amount of $25 per unit, of the Parent.

          "Indebtedness" means, with respect to any Person, without duplication, whether or not included as indebtedness or liabilities of such Person under GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Agent and in accordance with accepted practice, of such Person under Swap Contracts; (viii) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (ix) all Contingent Obligations; (x) liabilities due and payable under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (xi) withdrawal liability due and payable under ERISA by such Person or any of its ERISA Affiliates with respect to any Multiemployer Plan; (xii) any obligations of such Person under any Alternative Reserve Agreement; (xiii) any funding agreement issued by any Insurance Subsidiary; and (xiv) all obligations referred to in clauses (i) through (xiii) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. For the avoidance of doubt, except as otherwise expressly provided above, Indebtedness shall not include the obligations of the Parent or any of its Subsidiaries under primary policies, reinsurance agreements, retrocession agreements or other insurance agreements which are entered into in the ordinary course of the

Parent's or such Subsidiary's reinsurance business (including security posted to secure obligations thereunder).

          "Indemnified Matters" has the meaning specified therefor in Section 11.15.

          "Indemnitees" has the meaning specified therefor in Section 11.15.

          "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, winding-up, dissolutions, reorganizations, examinership, assignments for the benefit of creditors, formal or informal moratoria, compromises, compositions, suspensions of payments or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Insurance Department" means with respect to any jurisdiction, the Governmental Authority primarily charged with the regulation of the business of insurance in such jurisdiction.

          "Insurance Subsidiaries" means the Borrower and each direct or indirect Subsidiary of the Borrower or the Parent which is licensed by any Governmental Authority to engage in the insurance or reinsurance business or otherwise engages in the insurance or reinsurance business.

          "Intellectual Property" means all patents, patent applications, trademarks, service marks, trade names, copyrights, proprietary software, inventions and other proprietary items.

          "Intercreditor Deed" means the Intra-group Debt Subordination Deed, dated as of March 9, 2007, among the Parent, the Borrower, the companies identified therein as original Guarantors and original Intra-group Creditors, the Lenders and the Agent.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

          "Investment Policies" means the Investment Policies established for the making of investments by the Parent and its Subsidiaries as in effect on the Effective Date, as set forth in a writing delivered by the Borrower to the Agent on or prior to the Effective Date, together with such changes as shall be approved from time to time by the Required Lenders.

          "Keep Well Agreements" means (a) the Net Worth Maintenance Agreement between the Parent, SALIC and SRD dated as of January 1, 2002, (b) the Net Worth Maintenance Agreement restated as of February 1, 2002 among SALIC and SRE, (c) the Guarantee dated as of January 1, 2002 among the Parent, SALIC and SRL, (d) the Net Worth Maintenance Agreement between the Parent, SALIC and Scottish Re Life Corporation, a Delaware corporation, dated as of January 1, 2004, (e) the Net Worth Maintenance Agreement between SALIC and Scottish Re Life (Bermuda) Limited, a company formed under the laws of Bermuda, dated as of December 31, 2004, and (f) similar net worth maintenance agreements entered into by the Parent or any of its Subsidiaries in favor of a wholly-owned Insurance Subsidiary which are required by the Governmental Authority regulating such Insurance Subsidiary or by a rating agency rating the financial strength of such Insurance Subsidiary, provided such agreements are no more onerous than the Keep Well Agreement described in clause (b) above.

          "Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

          "Lender" has the meaning specified therefor in the preamble hereto.

          "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

          "Loans" means, collectively, the loans made by the Lenders to the Borrower on or after the Effective Date pursuant to Section 2.01 or, in the context of an individual Lender, any loan made by such Lender to the Borrower on or after the Effective Date pursuant to Section 2.01.

          "Loan Document" means this Agreement, the Intercreditor Deed, any Guaranty, any Security Document, any UCC Filing Authorization Letter and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing the Loan or any other Obligation.

          "Loan Parties" means the Borrower, the Parent and each other
Guarantor.

          "Material Adverse Change" means a material adverse change (or any circumstance or condition that could reasonably be expected to result in a material adverse change) with respect to the Parent and its Subsidiaries and the Borrower and its Subsidiaries, in each case taken as a whole, or the condition, financial or otherwise, business, operations, assets, liabilities or prospects of the Parent and its Subsidiaries and the Borrower and its Subsidiaries, in each case taken as a whole, from that set forth in the Parent's Financial Statements, other than any of the following: (1) a downgrade by Standard & Poor's, Moody's, Fitch or A.M. Best of the financial strength rating of the Borrower to any level at or above "CCC" (in the case of Standard & Poor's or Fitch), "Caa2" (in the case of Moody's) or "C" (in the case of A.M. Best), (2) any securities litigation, investigation or proceeding (in each case relating to the Parent's financial reports or SEC filings), or any development pertaining to any litigation, investigation or proceeding pending as of the date of the Commitment Letter, (3) the existence of any liquidity strain of either the Parent or the Borrower, (4) any adverse change or effect that is caused by or that arises out of conditions affecting the life reinsurance industry or financial markets generally, including, without limitation, changes in applicable law or accounting principles, and any general economic, market or political conditions (including changes in interest rates) and conditions caused by natural catastrophes, acts of war, hostility or terrorism or other force majeure events, (5) any non-cash charges to earnings (e.g., valuation allowance on deferred assets), (6) any recapture, claim or dispute under any ceding or assuming reinsurance agreement to which any Insurance Subsidiary is a party, (7) any disruption or delay in the sale process being pursued by the Parent, (8) any governmental or regulatory investigation relating to the matters described in the Parent's 2006 annual report on Form 10-K or other prior SEC filings, (9) any change in the market value of the equity in the Parent, and
(10) any material adverse change (or any circumstance or condition that could reasonably be expected to result in a material adverse change) of which the Lender had knowledge as of the date of the Commitment Letter, in each case as reasonably determined by the Lender.

          "Material Adverse Effect" means a material adverse effect on any of
(i) the operations, business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Parent, the Borrower or any material Subsidiary or the Parent and its Subsidiaries taken as a whole,
(ii) the ability of any Credit Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of the Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Agent for the benefit of the Lenders on any of the Required Collateral.

          "Material Contract" means all of the material contracts of the Parent and its Subsidiaries that are required to be described in the Parent's SEC Reports.

          "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

          "Net Worth" means the Shareholders' Equity of the Parent or the Borrower, as the case may be, calculated in accordance with GAAP, as adjusted for preferred shares, but excluding accumulated other comprehensive income, fair value of embedded derivatives (net) and any change in the valuation allowance with respect to deferred tax assets, provided that Net Worth shall be adjusted to exclude the effects of cessions or retrocessions by the Borrower or any Insurance Subsidiary of more than $50,000,000 of cumulative insurance or reinsurance losses and loss expenses in reinsurance or retrocession transactions entered into after the date hereof with the primary purpose of enhancing the capital, surplus or liquidity of the Borrower or any Insurance Subsidiary.

          "New Lending Office" has the meaning specified therefor in Section 2.07(d).

          "Non-Cumulative Perpetual Preferred Shares" means the Non-Cumulative Perpetual Preferred Shares of Parent, issued on June 28, 2005.

          "Non-U.S. Lender" has the meaning specified therefor in Section
2.07(d).

          "Obligations" means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agent and the Lenders arising under the Loan Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 8.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

          "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

          "Other Taxes" has the meaning specified therefor in Section 2.07(b).

          "Parent" has the meaning specified therefor in the preamble hereto.

          "Parent Consolidated Indebtedness" means, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial) which have been drawn but not reimbursed by the Person for whose account such letter of credit was issued, bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations and Swap Termination Value, (f) without duplication, all Contingent Obligations with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than its Subsidiaries, (g) the drawn portion of the Funding Agreement between the Borrower and Stingray Investor Trust and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Parent or one of its Subsidiaries is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Parent or such Subsidiary; provided, however, the obligations of the Parent or any of its Subsidiaries under funding agreements other than as set forth in clause (g) above and under the Keep Well Agreements shall be excluded for purposes of calculating Parent Consolidated Indebtedness.

          "Parent Debt to Capitalization Ratio" means the ratio of (a) Parent Consolidated Indebtedness to (b) the sum of Parent Consolidated Indebtedness plus Parent Net Worth.

          "Participant Register" has the meaning specified therefor in Section 11.07(g).

          "Payment Office" means the Agent's office located at 299 Park Avenue, 22nd Floor, New York, New York (10171,) or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Borrower.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Permitted Indebtedness" means:

          (a) any Indebtedness owing to the Agent and any Lender under this Agreement and the other Loan Documents;

          (b) any other Indebtedness listed on Schedule 1.01(B), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Parent or its Subsidiaries that are the obligor(s) thereunder and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the maximum amount of such Indebtedness permitted to be incurred under the extension, refinancing or modification is not greater than the maximum amount of Indebtedness permitted to be incurred immediately prior to such extension, refinancing or modification;

          (c) Indebtedness permitted by clause (f) of the definition of "Permitted Lien";

          (d) Indebtedness permitted under Section 7.02(e);

          (e) Indebtedness in respect of funding agreements issued by Insurance Subsidiaries after the Effective Date in favor of the Stingray Investor Trust up to an aggregate principal amount not to exceed $15,000,000;

          (f) Indebtedness for standby letters of credit issued pursuant to a letter of credit facility in effect on the Effective Date and listed on Schedule 1.01(B) (and any renewal, extension or replacement thereof so long as the maximum amount available thereunder is not increased);

          (g) Indebtedness under the Keep Well Agreements; and

          (h) Indebtedness not otherwise permitted hereunder in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

          "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than (270) days after the date of issue rated P-1 by Moody's and A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than (270) days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than (90) days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or higher by Moody's and A+ or higher by Standard & Poor's.

          "Permitted Liens" means:

          (a) Liens securing the Obligations;

          (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(d)(i);

          (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than (30) days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (d) customary liens in favor of a securities intermediary or depository bank arising pursuant to account maintenance agreements and securing only fees and expenses thereunder;

          (e) Liens described on Schedule 1.01(C), but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the maximum amount of Indebtedness to be secured thereby;

          (f) (i) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 80% of the fair market value or the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $10,000,000;

          (g) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

          (h) Liens granted by an Insurance Subsidiary in connection with trust or other security arrangements pursuant to reinsurance and retrocession agreements entered into in the ordinary course of business;

          (i) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business; and

          (j) Liens not otherwise permitted hereunder provided that the aggregate maximum amount of the obligations secured thereby does not exceed $5,000,000 at any time.

          "Perpetual Preferred Stock" means preferred stock issued from time to time by the Parent which preferred stock is not redeemable at the option of the holder thereof.

          "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

          "Plan" means any Employee Plan or Multiemployer Plan.

          "Pledged Subsidiary" means each of SAC, SALIC, SRH, SHBB, SHI, SAIL, SRE, SCRM, SHBM, SRD, SRIB, SRL and SALIB.

          "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for the Loan then outstanding prior to an Event of Default plus 2%.

          "Pro Rata Share" means the percentage obtained by dividing (i) the unpaid principal amount of such Lender's portion of the Loan, by (ii) the aggregate unpaid principal amount of the Loan.

          "Quarterly Statements" means, with respect to any Person that is an Insurance Subsidiary, the quarterly statutory financial statement required to be filed with the Insurance Department (or similar Governmental Authority) of such Person's jurisdiction of domicile, together with all exhibits or schedules filed therewith prepared in conformity with SAP.

          "Reference Bank" means JPMorgan Chase Bank, its successors or any other commercial bank designated by the Agent from time to time.

          "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Register" has the meaning specified therefor in Section 11.07(d).

          "Registered Loan" has the meaning specified therefor in Section 11.07(d).

          "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the FRS Board or any successor, as the same may be amended or supplemented from time to time.

          "Related Fund" means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

          "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by (42) U.S.C. ss. (9601.)

          "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

          "Required Collateral" means (1) the Capital Stock of (x) the Borrower and (y) each other Pledged Subsidiary; (2) obligations payable by any Subsidiary of the Parent to the Parent, the Borrower or any other Security Party, to the extent such collateral is not Restricted Property; (3) all securities, such as preferred stock and subordinated notes, held by the Parent or any of its Subsidiaries in Orkney Re II plc and all Equity Interests in SPV Holding Ballantyne I and SPV Holding Ballantyne II, and (4) all unencumbered cash and investment accounts of any Security Party designated as "Required Collateral" on
Schedule 6.01(u), together with all cash and investments on deposit therein from time to time.

          "Required Lenders" means Lenders whose Pro Rata Share aggregate at least 51%.

          "Restricted Action" means an action by the Parent or any Subsidiary that (a) would result in a violation of applicable capital requirements, including requirements for broker/dealers, insurance laws or regulations or insurance license terms or conditions at the time in effect if taken without regulatory consent which has not been obtained, or (b) would result in a breach of or default under any third party agreement at the time in effect and existing on the Effective Date, provided that an action will not constitute a Restricted Action unless reasonable efforts have been made to obtain necessary regulatory or other third party consents for such action.

          "Restricted Payments" has the meaning specified therefor in Section 7.02(h).

          "Restricted Property" means property of the Parent or any Subsidiary of the Parent, real or personal, tangible or intangible, in which the creation of a security interest, pledge or lien in favor of the Agent for the benefit of the Lenders (a) would result in a violation of applicable capital requirements, including requirements for broker/dealers, insurance laws or regulations or insurance license terms or conditions at the time in effect, (b) can be effected only pursuant to regulatory consent and such consent, in the reasonable commercial judgment of the Loan Parties, cannot be obtained without material detriment to the Parent or any of its Subsidiaries or (c) is subject to a Lien (other than a Lien arising by operation of law) in effect and existing on the Effective Date in favor of any Person (other than the Agent for the benefit of the Lenders) and the consent of such Person (if required) has not been obtained; provided that neither the Capital Stock of the direct Subsidiaries of the Parent or Borrower nor any Property described in clause (4) of the definition of Required Collateral will under any circumstances constitute Restricted Property.

          "SAC" means The Scottish Annuity Company (Cayman) Ltd., an exempted company incorporated in the Cayman Islands with limited liability.

          "SAIL" means Scottish Annuity & Life International Insurance Company (Bermuda) Ltd., a corporation incorporated and existing under the laws of Bermuda..

          "SALIB" means Scottish Annuity & Life Insurance Company (Bermuda) Limited, a corporation incorporated and existing under the laws of Bermuda..

          "SALIC" has the meaning specified therefor in the preamble.

          "SAP" means the statutory accounting practices prescribed or permitted by the Department of Insurance or other similar Governmental Authority in such Insurance Subsidiary's domicile for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary.

          "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

          "SEC Reports" means the filings with the SEC of the Parent and its Subsidiaries on Forms 10-K, 10-Q or 8-K pursuant to the Exchange Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

          "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of November 26, 2006, among the Parent, MassMutual Capital Partners LLC and SRGL Acquisition, LLC, as amended, modified or waived from time to time in accordance with the terms thereof.

          "Security Documents" means the following, each in form satisfactory to the Agent and sufficient to grant a perfected security interest in the Collateral described therein (and with the priority described therein) under applicable laws to which such Collateral, or the pledge of such Collateral, may be subjected: (a) the documents listed on Schedule 5.01(b)(i), (b) any security documents required to be delivered pursuant to Section 7.01(c) or Section 7.01(d), and (c) any other document entered into by the Parent or any of its Subsidiaries or any other Person creating or evidencing security for all or any part of the Obligations under the Loan Documents.

          "Security Party" means the Parent or any Subsidiary of the Parent that is a grantor under a Security Document.

          "Shareholders' Equity" or "Shareholder's Equity" means, as to any Person as of any date of determination, the consolidated shareholders' equity of such Person and its Subsidiaries as of that date determined in accordance with GAAP.

          "SHBB" means Scottish Holdings (Barbados) Ltd., a limited liability company incorporated and existing under the laws of Barbados.

          "SHBM" means Scottish Annuity & Life Holdings (Bermuda) Limited, a corporation incorporated and existing under the laws of Bermuda.

          "SHI" means Scottish Holdings, Inc., a Delaware corporation.

          "SRCM" means Scottish Re Capital Markets, Inc., a Delaware corporation.

          "SRE" means Scottish Re (U.S.), Inc., a Delaware corporation.

          "SRD" means Scottish Re (Dublin) Limited, a private limited liability company incorporated and existing under the laws of Ireland.

          "SRH" means Scottish Re Holdings Limited, a company organized under the laws of England and Wales.

          "SRIB" means Scottish Re International (Bermuda) Ltd., a corporation incorporated and existing under the laws of Bermuda..

          "SRL" means Scottish Re Limited, a company organized under the laws of England and Wales.

          "SRLC" means Scottish Re Life Corporation, a Delaware corporation.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

          "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. For purposes of this Agreement, Orkney Holdings, LLC, Orkney Re, Inc., Orkney Re II plc and Ballantyne Re plc shall not be deemed Subsidiaries of the Parent.

          "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

          "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

          "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

          "Taxes" has the meaning specified therefor in Section 2.07(a).

          "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

          "Total Commitment" means the sum of the Commitments.

          "Transferable Net Cash Proceeds" means, (i) with respect to any Disposition by the Parent or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of the Parent or any of its Subsidiaries, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 7.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by the Parent or any of its Subsidiaries in connection therewith, (C) transfer taxes and/or withholding taxes paid to any taxing authorities by or on behalf of the Parent or any of its Subsidiaries in connection therewith or in connection with the transfer of such amounts to the Borrower, and (D) net income taxes (or franchise taxes in lieu thereof) actually paid by or on behalf of the Parent or any of its Subsidiaries in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by the Parent or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by the Parent or any of its Subsidiaries in connection therewith, after deducting therefrom only (A) reasonable expenses related thereto incurred by the Parent or any of its Subsidiaries in connection therewith, (B) transfer taxes and/or withholding taxes actually paid by or on behalf of the Parent or any of its Subsidiaries in connection therewith or in connection with the transfer of such amounts to the Borrower and (C) net income taxes (or franchise taxes in lieu thereof) to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (i) and (ii) to the extent, but only to the extent, that (A) the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of the Parent or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof, and (B) the balance remaining may be transferred (by dividend, loan or otherwise) to the Borrower without violating any contractual, regulatory, or rating agency restrictions binding upon the entity receiving such balance.

          "Transferee" has the meaning specified therefor in Section 2.07(a).

          "UCC Filing Authorization Letter" means a letter duly executed by each Credit Party authorizing the Agent to file appropriate financing statements on Form UCC-1 without the signature of such Credit Party in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by each Security Document.

          "Uniform Commercial Code" has the meaning specified therefor in Section (1.03.)

          "Unused Line Fee" means a fee equal to 0.50% per annum of the unused portion of the Loan, payable monthly in arrears on the first day of each month following the Effective Date.

          "WARN" has the meaning specified therefor in Section 6.01(y).

          Section (1.02) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to "determination" by the Agent include good faith estimates by the Agent (in the case of quantitative determinations) and good faith beliefs by the Agent (in the case of qualitative determinations).


          Section (1.03) Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in
Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Agent may otherwise determine.


          Section (1.04) Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to the Agent or any Lender, such period shall in any event consist of at least one full day.


                                   ARTICLE II

                                    THE LOAN

          Section (2.01) Commitments.

          (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make, in up to four separate draws, a Loan to the Borrower, directly or through the Agent, in an aggregate principal amount not to exceed the amount of such Lender's Commitment.


          (b) Notwithstanding the foregoing, the aggregate principal amount of the Loans shall not exceed the Total Commitment. Any principal amount of the Loans which is repaid or prepaid may not be reborrowed.

          Section (2.02) Draws; Making the Loan.

          (a) The Borrower may borrow up to the entire remaining principal amount of the Commitments, provided that

               (i) the Borrower has delivered written notice in the form of Exhibit G attached hereto (a "Draw Notice"), to the Agent at least two Business Days prior to the date of any draw (a "Draw Date") specifying the Draw Date and certifying that the conditions specified in Section 5.02 have been satisfied;

               (ii) after the initial Draw Date, any subsequent Draw Date shall occur no sooner than the week following the week in which the prior Draw Date occurred; and

               (iii) any draw shall be in a principal amount not less than $25,000,000 and no greater than the aggregate remaining available Commitments.

          (b) Except as otherwise provided in this subsection 2.02(b), the Loans shall be made by the Lenders simultaneously in proportion to the amounts of their respective Commitments, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

          Section (2.03) Repayment of Loan; Evidence of Debt.

          (a) The outstanding principal of the Loan shall be repaid in full on the Final Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Lender's Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loan in accordance with the terms of this Agreement.

          (e) Any Lender may request that the Loan made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Borrower. Thereafter, the Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          Section (2.04) Interest.

          (a) Loans. The Loans shall bear interest on the principal amount thereof from time to time outstanding, from the initial Draw Date until paid in full, at the applicable rate set forth opposite the corresponding senior unsecured credit rating of the Parent, as follows:

          ----------------------------------------------------------------------
                     Standard and Poor's/Moody's
            senior unsecured credit rating for the Parent     Interest Rate
          ----------------------------------------------------------------------
                           BB-/Ba3 or less                         18%
          ----------------------------------------------------------------------
                                BB/Ba2                             17%
          ----------------------------------------------------------------------
                               BB+/Ba1                             15%
          ----------------------------------------------------------------------
                              BBB-/Baa3                            13%
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------
                               BBB/Baa2                            12%
          ----------------------------------------------------------------------
                              BBB+/Baa1                            11%
          ----------------------------------------------------------------------
                            A-/A3 or more                          10%
          ----------------------------------------------------------------------


In the case of a split rating, the lower of the two ratings shall apply.

          (b) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, the Loans, and all other outstanding Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

          (c) Interest Payment. Interest on the Loan shall be payable in cash, monthly, in arrears, on the first Business Day of each month, commencing on the first day of the month following the Effective Date and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand.

          (d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

          Section 2.05 Prepayment of Loan.

          (a) Optional Prepayment. The Borrower may at any time, upon at least five (5) Business Days' prior written notice to the Agent, prepay without penalty or premium the principal of the Loan, in whole or in part. Each prepayment made pursuant to this clause (a) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid.

          (b) Mandatory Prepayment.

               (i) Immediately upon the first Disposition by any Loan Party or its Subsidiaries yielding proceeds (with all prior Dispositions effected by the Loan Parties and their Subsidiaries since the Effective Date) in excess of $1,000,000 in cash or property, the Borrower shall prepay the outstanding principal amount of the Loan in an amount equal to 100% of the Transferable Net Cash Proceeds of such Disposition to the extent of such excess. Thereafter, immediately upon any Disposition by any Loan Party or its Subsidiaries, the Borrower shall prepay the outstanding principal amount of the Loan in an amount equal to 100% of the Transferable Net Cash Proceeds of such Disposition. Nothing contained in this subsection (i) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with
Section 7.02(c)(ii).

               (ii) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), or the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Capital Stock (other than any issuance pursuant to the terms of Hybrid Capital Units or any issuance of the 7.25% Convertible Preferred Shares), the Borrower shall prepay the outstanding principal amount of the Loan in an amount equal to 100% of the Transferable Net Cash Proceeds of such issuance, incurrence or sale. The provisions of this subsection (ii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

               (iii) Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrower shall prepay the outstanding principal amount of the Loan in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses and taxes actually paid as a result of the receipt of such amount incurred in collecting such Extraordinary Receipts.

               (iv) Upon the receipt by any Loan Party or any of its Subsidiaries of any distribution of cash in respect of residual interests held by such Person in outstanding securitization vehicles (including Orkney Holdings, LLC, Orkney Re, Inc., Orkney Re II, plc and Ballantyne Re plc), the Borrower shall immediately repay the outstanding principal amount of the Loan in an amount equal to such cash received net of any reasonable expenses incurred in enforcing such residual interests and taxes actually paid as a result of the receipt of such amount.

          (c) Change of Control.

               (i) In the event of a Change of Control (including, without limitation, upon any issuance of the 7.25% Convertible Preferred Shares), or upon the Parent or any Subsidiary's entering into an agreement (other than the Securities Purchase Agreement) that could reasonably be expected to result in a Change of Control, then the Borrower shall give prompt written notice thereof to the Agent for the Lenders, which notice shall be given as far in advance of such Change of Control as may be practicable and shall contain a notice of pre-payment, to occur on a date specified in such notice (which date shall be upon or prior to the effective date of such Change of Control and, in any event, not less than 30 days and not more than 75 days after the date of such notice), of the Loans held by each Lender in full or in part, such prepayment to be made without premium.

               (ii) Any notice of prepayment pursuant to this Section 2.05(c) shall be accompanied by an Officer's Certificate certifying the particulars of such Change of Control or expected Change of Control and, in the event that this notice is triggered by the Parent's or such Subsidiary's entering into an agreement that is expected to result in a Change of Control, the expected date of the consummation of such Change of Control. Thereafter, in the case of an expected Change of Control, the Borrower shall (A) furnish the Agent a subsequent Officer's Certificate confirming that such agreement is due to be consummated on a specific date, or (B) (if applicable) promptly notifying of the termination of any such agreement with respect to such Change of Control prior to the consummation thereof, in which case, the Borrower's prepayment obligation shall be deemed to have terminated without any further obligations on the part of the Borrower with respect to such offer.

               (iii) Absent a termination of Borrower's prepayment obligation pursuant to Section 2.05(c)(ii)(B), the principal amount of each Lender's Loans shall become due and payable on the date specified in such notice of prepayment, together with all accrued interest.

          (d) Interest and Fees. Any prepayment made pursuant to this Section
2.05 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loan to zero such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

          (e) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

          Section 2.06 Fees. The Borrower shall pay the fees set forth in the Commitment Letter in the amounts and on the dates set forth in the Commitment Letter, including, without limitation, the following fees:

          (a) Closing Fee. Upon the Effective Date, the Borrower shall pay to the Agent, for the account of the Lenders, the Closing Fee. Such fee is nonrefundable and deemed fully earned on the Effective Date and is payable on the Effective Date.

          (b) Unused Line Fee. From and after the Effective Date on the first day of each calendar month until the date on which all Obligations are paid in full, the Borrower shall pay to the Agent, for the account of the Lenders, the Unused Line Fee. Such fee is nonrefundable and deemed fully earned when paid and shall be payable monthly in arrears on the first day of each month following the Effective Date and upon maturity (whether upon demand, by acceleration or otherwise).

          Section 2.07 Taxes. (a) Any and all payments by any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income (and franchise taxes in lieu of net income taxes) of the Agent or any Lender (or any other recipient of such payment) by the jurisdiction in which such Person is organized or has its lending office (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, "Taxes"). If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Agent or any Lender, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.07) the Agent or such Lender shall receive an amount equal to the sum it would have received had no such deductions been made,
(ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes"). Each Loan Party shall deliver to the Agent and each Lender official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

          (c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Agent and each Lender harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.07) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefor specifying in reasonable detail the nature and amount of such Taxes or Other Taxes, provided that each of the Agent and the Lenders agrees that it will promptly return to the Loan Parties any refund net of any reasonable expenses and applicable taxes which in the sole discretion of the Lender is received in respect of any Taxes or Other Taxes imposed on any amounts payable under this Section 2.07; provided further, that each Loan Party agrees to promptly return such refund to the Lender or Agent if it receives notice from such Lender or Agent that the Lender or Agent is required to repay such refund.

Nothing contained herein shall require such Lender or Agent to make its returns (or any other information relating to its taxes which it deems confidential) available to any Loan Party.

          (d) (i) U.S. Withholding Tax. Each Lender that is organized under the laws of a jurisdiction outside the United States (a "Non-U.S. Lender") agrees that it shall, no later than the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.07 hereof after the Effective Date, promptly after the date upon which such Lender becomes a party hereto) deliver to the Borrower (with a copy to the Agent) one properly completed and duly executed copy of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax and payments of interest hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code, such Non-U.S. Lender hereby represents to the Agent and the Borrower that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code), and such Non-U.S. Lender agrees that it shall promptly notify the Agent in the event any such representation is no longer accurate. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement for purposes of Section 2.07 and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, such Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from the Borrower or the Agent. Notwithstanding any other provision of this Section 2.07, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.07(d) that such Non-U.S. Lender is not legally able to deliver.

               (ii) Non-U.S. Withholding Tax. If a Lender is entitled to an exemption from or reduction in the rate of the imposition, deduction or withholding of any Tax or Other Tax under the laws of any jurisdiction outside of the United States in which the Borrower (or other Loan Party) is organized or has an office, or any treaty to which such jurisdiction is a party, with respect to any payments under this Agreement or any other Loan Document, then the Lender shall deliver to the Borrower (with a copy to the Agent) and the relevant Governmental Authority, in the manner and at the time or times prescribed by applicable law, such properly completed and duly executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will permit such payments to be made without the imposition, deduction or withholding of such Tax or Other Tax or at a reduced rate of taxation; provided, that such Lender has not determined in good faith that furnishing such form could have a material adverse impact on the business or operations of, or a material unindemnified adverse tax impact or risk thereof, to such Lender.

          (e) The Loan Parties shall not be required to indemnify any Lender, or pay any additional amounts to any Lender, in respect of withholding tax pursuant to this Section 2.07 to the extent that (i) the obligation to withhold amounts with respect to such withholding tax existed on the date such Lender became a party to this Agreement or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to its Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Lender through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Lender making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with the provisions of clause (d) above.

          (f) Any Lender or the Agent claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.07 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require such Lender or the Agent to disclose any information such Lender or the Agent deems confidential and would not, in the sole determination of such Lender or the Agent, be otherwise disadvantageous to such Lender or the Agent.

          (g) The obligations of the Loan Parties under this Section 2.07 shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.


                                   ARTICLE III

                            Intentionally Left Blank


                                   ARTICLE IV

                      FEES, PAYMENTS AND OTHER COMPENSATION

          Section 4.01 Payments; Computations and Statements. (a) The Borrower will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Agent's Account. All payments received by the Agent after 12:00 noon (New York City time) on any Business Day will be deemed received on the next succeeding Business Day. All payments shall be made by the Borrower without set-off, counterclaim, deduction or other defense to the Agent and the Lenders. After receipt, the Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal and interest ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Agent will cause to be distributed all interest and fees received from or for the account of the Borrower not less than once each month and in any event promptly after receipt thereof. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

          (b) The Agent shall provide the Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Agent) of the amount of interest accrued on the Loan to the Borrower during such month and the amount and nature of all fees, commissions, expenses and other Obligations arising or becoming due during such month. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.

          Section 4.02 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 4.02 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          Section 4.03 Apportionment of Payments. Subject to Section 2.02 hereof and to any written agreement among the Agent and/or the Lenders:

          (a) all payments of principal and interest in respect of the outstanding Loan, and all other payments in respect of the Obligations, other than fees under Section 2.06, shall be allocated by the Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of the Loan, as designated by the Person making payment when the payment is made.

          (b) Notwithstanding the preceding paragraph, after the occurrence and during the continuance of an Event of Default, the Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agent until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees and indemnities then due to the Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Loan until paid in full;
(iv) fourth, ratably to pay principal of the Loan and Agent Advances until paid in full; and (v) fifth, to the ratable payment of all other Obligations then due and payable.

          (c) For purposes of Section 4.03(b), "paid in full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

          (d) In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.03 shall control and govern.

          Section 4.04 Increased Costs and Reduced Return. (a) If any Lender or the Agent shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender or the Agent or any Person controlling any such Lender or the Agent with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender or the Agent or any Person controlling any such Lender or the Agent (in each case, whether or not having the force of law) (each, a "Change in Law"), shall (i) subject such Lender or the Agent or any Person controlling such Lender or the Agent to any tax, duty or other charge with respect to this Agreement or the Loan made by such Lender or the Agent or any L/C Participation by such Lender, or change the basis of taxation to such Lender or the Agent or any Person controlling such Lender or the Agent of any amounts payable hereunder (except for taxes on the overall net income of such Lender or the Agent or any Person controlling such Lender or the Agent and Taxes or Other Taxes covered by Section 2.07), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Loan, or against assets of or held by, or deposits with or for the account of, or credit extended by, such Lender or the Agent or any Person controlling such Lender or the Agent or (iii) impose on such Lender or the Agent or any Person controlling such Lender or the Agent any other condition regarding this Agreement or the Loan or L/C Participation, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Lender or the Agent of making the Loan, or agreeing to make the Loan or of acquiring or holding any L/C Participation, or to reduce any amount received or receivable by such Lender or the Agent hereunder, then, upon demand by any such Lender or the Agent, the Borrower shall pay to such Lender or the Agent such additional amounts as will compensate such Lender or the Agent for such increased costs or reductions in amount.

          (b) If any Lender or the Agent shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Lender or the Agent or any Person controlling such Lender or the Agent, and such Lender or the Agent determines that the amount of such capital is increased as a direct or indirect consequence of the Loan made or maintained or any guaranty or participation with respect thereto or any L/C Participation, such Lender's or the Agent's or such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Lender's or the Agent's or such other controlling Person's capital to a level below that which such Lender or the Agent or such controlling Person could have achieved but for such circumstances as a consequence of the Loan made or maintained or any guaranty or participation with respect thereto or any agreement to make Loans, or such Lender's or the Agent's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's or the Agent's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by such Lender or the Agent, the Borrower shall pay to such Lender or the Agent from time to time such additional amounts as will compensate such Lender or the Agent for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's or the Agent's or such other controlling Person's capital.

          (c) All amounts payable under this Section 4.04 shall bear interest from the date that is ten (10) days after the date of demand by any Lender or the Agent until payment in full to such Lender or the Agent at the Reference Rate. A certificate of such Lender or the Agent claiming compensation under this
Section 4.04, specifying the event herein above described and the nature of such event shall be submitted by such Lender or the Agent to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's or the Agent's reasons for invoking the provisions of this
Section 4.04, and shall be final and conclusive absent manifest error.


                                    ARTICLE V

                               CONDITIONS TO LOAN

          Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective and the Lenders shall become obligated to make the Loan on the Effective Date when each of the following conditions precedent, unless otherwise waived by each Lender, shall have been satisfied in a manner satisfactory to the Agent:

          (a) Legality. The making of the Loan shall not contravene any law, rule or regulation applicable to the Agent or any Lender.

          (b) Delivery of Documents. The Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Effective Date:

               (i) Each of the Security Documents listed on Schedule 5.01(b)(i), duly executed and delivered by the relevant Security Party, granting a first priority perfected security interest, pledge or lien in the Required Collateral of such Person (subject, in the case of Required Collateral described in subclause (4) of the definition of Required Collateral, to Liens permitted pursuant to subsection (d) of the definition of Permitted Liens) with, in each case where applicable, all certificates representing any pledged Capital Stock and accompanied where necessary or appropriate by undated stock powers executed in blank and other proper instruments of transfer and, in any event, evidence satisfactory to the Agent of the filing or recordation of interests in the pledged Capital Stock in such locations as may be required for perfection or priority.

               (ii) a UCC Filing Authorization Letter, if requested, duly executed by each Security Party, and appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests, pledges or liens purported to be created by each such agreement;

               (iii) duly completed perfection certificates executed by each Security Party, and certified copies of requests for copies of information on Form UCC-11, listing all effective financing statements which name as debtor any of the Security Parties and which are filed in the offices referred to in paragraph (ii) above, together with copies of such financing statements and the results of searches for any tax Lien and judgment Lien filed against such Security Party or its property, which results, except as otherwise agreed to in writing by the Agent, shall not show any such Liens other than Permitted Liens;

               (iv) a copy of the resolutions of each Credit Party certified as of the Effective Date by an Authorized Officer thereof, authorizing (to the extent appropriate for such Person's participation in the transactions contemplated hereby or the Loan Documents to which it is a party) (A) the borrowing hereunder and the transactions contemplated by the Loan Documents to which such Person is or will be a party, and (B) the execution, delivery and performance by such Person of each Loan Document to which such Person is or will be a party and the execution and delivery of the other documents and notices to be delivered by such Person in connection herewith and therewith;

               (v) a certificate of an Authorized Officer of each Credit Party, certifying the names and true signatures of the representatives of such Person authorized to sign each Loan Document to which such Person is or will be a party and the other documents to be executed and delivered by such Person in connection herewith and therewith, together with evidence of the incumbency of such Authorized Officers;

               (vi) a true and complete copy of each of the Securities Purchase Agreement and the HSBC Forbearance Agreement, certified by an Authorized Officer of the Parent;

               (vii) a certificate of authority (or its equivalent) issued by the Insurance Department of the jurisdiction of organization and each jurisdiction of foreign qualification of each Insurance Subsidiary in which it conducts any insurance business, evidencing such Subsidiary's authority to conduct its insurance business in such jurisdiction;

               (viii) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Credit Party which shall set forth the same complete name of such Credit Party as is set forth herein and the organizational number of such Credit Party, if an organized number is issued in such jurisdiction;

               (ix) a copy of any charter, by-laws, limited liability company agreement, operating agreement, agreement of limited partnership, memorandum and articles of association or other organizational document of each Credit Party not delivered pursuant to the preceding paragraph, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Credit Party;

               (x) an opinion of

                    (A) LeBoeuf, Lamb, Greene & MacRae LLP, U.S. counsel to the Credit Parties;

                    (B) Maples and Calder, Cayman Islands counsel to the Credit Parties;

                    (C) Hanschell & Company, Barbados counsel to the Credit Parties;

                    (D) Conyers Dill & Pearman, Bermuda counsel to the Credit Parties;

                    (E)  William Fry, Ireland counsel to the Credit Parties; and

                    (F) LeBoeuf, Lamb, Greene & MacRae LLP (London), UK counsel to the Credit Parties;

substantially in the form of Exhibits D-1 to D-6, respectively, and as to such other matters as the Agent may reasonably request;

               (xi) a certificate of an Authorized Officer of each the Parent and the Borrower, certifying as to the matters set forth in Section 5.02(b);

               (xii) such financial and other information regarding the Parent and its Subsidiaries as the Agent may reasonably have requested, including, without limitation, the Financial Statements, the financial statements of each Insurance Subsidiary referred to in Section 6.01(g)(ii), and the financial projections referred to in Section 6.01(g)(iii), certified as of the Effective Date as true and correct by an Authorized Officer of the Parent;

               (xiii) a certificate of the chief financial officer of the Parent, setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis after giving effect to the Loan, with each of the financial covenants contained in Section 7.03;

               (xiv) such depository account control agreements, blocked account control agreements, and similar agreements and other documents, each in form and substance satisfactory to the Agent, as the Agent may request with respect to the Required Collateral consisting of bank accounts and investment accounts;

               (xv) A copy or statement of the Investment Policies, certified as those being in effect on the Effective Date by the senior officer in charge of the portfolio investments of the Parent and its Subsidiaries;

               (xvi) a certificate of an Authorized Officer of the Parent, certifying the names and true signatures of the persons that are authorized to provide notices under this Agreement and the other Loan Documents on behalf of each Loan Party; and

               (xvii) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as the Agent may reasonably request.

          (c) Material Adverse Change. No Material Adverse Change has occurred or become known to the Agent at any time prior to the Effective Date.

          (d) Other Loan Documents. All conditions precedent set forth in each other Loan Document shall be satisfied to the extent required to be completed prior to the Effective Date.

          (e) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loan or the conduct of the Credit Parties' and the Insurance Subsidiaries' business shall have been obtained and shall be in full force and effect.

          (f) Proceedings; Receipt of Documents. All proceedings in connection with the making of the Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agent and its counsel, and the Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Agent or such counsel may reasonably request.

          (g) [Intentionally left blank.]

          (h) Litigation. There shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or Governmental Authority which relates to the Loan or which, in the reasonable judgment of the Agent, has a reasonable likelihood of resulting in a Material Adverse Effect.

          (i) Capital Structure. Any material change to the capital structure of the Parent and its Subsidiaries, other than as disclosed to the Lender prior to the execution by the Lender of the Commitment Letter, shall be satisfactory to the Lender, including any material change to the amounts and terms of the Loan Parties' other Indebtedness.

          (j) No Defaults under Existing Agreements. No default or event of default (or similar event) shall exist under any indebtedness (as defined in the Existing Credit Agreement and including swap contracts, other collateral financing facilities and securitizations) having a value in excess of $10,000,000 to which the Parent or any of its Subsidiaries is a party, or by which any of its or their properties are bound.

          (k) Ratings. The Parent's unsecured senior debt rating shall be at least "CCC" (by Standard & Poor's and Fitch) and "Caa2" (by Moody's), and SALIC's insurance financial strength rating shall be at least "CCC" (by Standard & Poor's and Fitch), "Caa2" (by Moody's) and "C" (by A.M. Best).

          (l) Notice of Proposed Effective Date. The Borrower shall have given the Agent telephonic notice of the proposed Effective Date, immediately confirmed in writing, not later than 12:00 noon (New York City time) on the date which is two Business Days prior to the proposed Effective Date (or such shorter period as the Agent is willing to accommodate).

          (m) Securities Purchase Agreement; Parent Approval. The Securities Purchase Agreement shall be in full force and effect, no term or condition thereof shall have been amended, modified or waived without the consent of the Lenders and no default or event of default shall exist thereunder. The Parent's Board of Directors and the requisite percentage of its shareholders shall have approved the issuance by the Parent of the 7.25% Convertible Preferred Shares to affiliates of Cerberus Capital and MassMutual Capital Partners LLC pursuant to the Securities Purchase Agreement.

          (n) HSBC Forbearance Agreement. The HSBC Forbearance Agreement shall be in full force and effect, no term or condition thereof shall have been amended, modified or waived without the consent of the Lenders and no default or event of default shall exist thereunder.

          Section 5.02 Conditions to Loans. The agreement of each Lender to make any Loan requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

          (a) Payment of Fees, Etc. The Borrower shall have paid on or before the date of any Loan all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 11.04 and the Commitment Letter.

          (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to the Agent or any Lender pursuant hereto or thereto on or prior to the date of any Loan are true and correct on and as of the date of any Loan as though made on and as of such date, provided however, that on the Effective Date the representation in Section 6.01(g)(i) shall not apply, and
(ii) no Default or Event of Default shall have occurred and be continuing on the date of any Loan or after giving effect to any Loan.

          (c) Financial condition. Immediately before giving effect to the Loan, Available Liquidity on the proposed Draw Date will be less than $25,000,000.

          Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that, prior to giving effect to such borrowing, the conditions contained in this
Section 5.02 have been satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          Section 6.01 Representations and Warranties. Each Loan Party hereby represents and warrants (provided that each Loan Party represents and warrants solely with respect to itself and its respective Subsidiaries) to the Agent, and the Lenders as follows:

          (a) Organization, Good Standing, Etc. The Parent and each of its Subsidiaries (i) is a corporation, limited liability company or limited partnership duly incorporated, organized or formed, validly existing and (to the extent applicable under the laws of its jurisdiction of incorporation, organization or formation) in good standing under the laws of the state or jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite government licenses, authorizations, consents and approvals to (a) own its assets and conduct its business as now conducted and as presently contemplated, and (b) make the borrowings hereunder (in the case of Borrower), and to execute and deliver each Loan Document (if any) to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is licensed and in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it or in which the transaction of its business makes such qualification or license necessary.

          (b) Authorization, Etc. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, (i) have been duly authorized by all necessary corporate or other organizational action, (ii) do not and will not conflict with or result in any breach or contravention of, or require any payment to be made under (a) its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual obligation binding on or otherwise affecting it or any of its properties, or (b) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties or assets, and
(iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

          (c) Governmental Approvals. No authorization, approval, consent, exemption, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the due execution, delivery and performance by, or enforcement against, the Parent or any of its Subsidiaries of any Loan Document to which it is or will be a party except such as have been obtained on or prior to the Effective Date and those that will be obtained pursuant to Section 7.01(s).

          (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which the Parent or any of its Subsidiaries is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, examinership, moratorium, fraudulent transfer or conveyance or other similar laws affecting creditor's rights and remedies generally and the rights and remedies of creditors of insurers generally, and (ii) general principles of equity (regardless of whether such principles are considered in proceedings at law or in equity).

          (e) Capitalization; Subsidiaries.

               (i) On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Capital Stock of the Parent and the issued and outstanding Capital Stock of the Parent are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Capital Stock of the Parent have been validly issued and are fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as described on
Schedule 6.01(e), as of the Effective Date, (i) there is no Plan or other arrangement in existence relating to the issuance of shares of Capital Stock of the Parent and (ii) there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent, or other obligations of the Parent to issue, directly or indirectly, any shares of Capital Stock of the Parent.

               (ii) Schedule 6.01(e) is a complete and correct description of the name, jurisdiction of organization and ownership of the outstanding Capital Stock of each Subsidiary of the Parent in existence on the date hereof and correctly indicates which Subsidiaries are Insurance Subsidiaries and whether the Capital Stock of such Subsidiary is represented by a security certificate or is transferable only by registry of transfer in a registry maintained by or for the issuer. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by the Parent or one or more of its wholly-owned Subsidiaries, free and clear of all Liens. Except as indicated on such Schedule, there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of any of its Subsidiaries to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Parent.

          (f) Litigation; Commercial Tort Claims. Except as set forth in
Schedule 6.01(f), (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit, proceeding, claim, investigation or dispute affecting the Parent, or any of its Subsidiaries or against any of their properties or revenues, before any court or other

Governmental Authority or any arbitrator that (A) either individually or in the aggregate, if adversely determined, could have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, none of the Parent or any of its Subsidiaries holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

          (g) Financial Condition.

               (i) The Financial Statements, copies of which have been delivered to the Agent and each Lender, fairly present in all material respects the consolidated and consolidating financial condition of the Parent and its Subsidiaries and the Borrower and its Subsidiaries (as applicable) as at the respective dates thereof and the consolidated and consolidating results of operations of the Parent and its Subsidiaries and the Borrower and its Subsidiaries (as applicable) for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since December 31, 2006 no event or development has occurred that has had or could have a Material Adverse Effect.

               (ii) The audited Annual Statement as at and for the year ended December 31, 2005 and the unaudited Quarterly Statements as at and for the three months ended each of March 31, 2006, June 30, 2006 and (if applicable) September 30, 2006, of each Insurance Subsidiary, copies of which have been delivered to the Agent and each Lender, (a) were prepared in accordance with SAP consistently applied throughout the periods covered thereby, (b) fairly present in all material respects the financial condition of such Person as at the date thereof and the results of operations of such Person for the period ended thereon, in each case in accordance with SAP consistently applied throughout the periods covered thereby, and (c) show all material indebtedness and other liabilities, direct or contingent, of such Person as at the date thereof, including liabilities for Taxes, material commitment and Indebtedness.

               (iii) The Parent has furnished to the Agent and each Lender a projection of Available Liquidity as of the last day of each fiscal quarter for the period from March 31, 2007 through March 31, 2008. Such projections are, and as updated as of the Effective Date will be, and at the time furnished were or will be believed by the Parent or the Borrower, as applicable, to be reasonable, have been or will be prepared on a reasonable basis and in good faith by the Parent, or the Borrower, as applicable, and were or will be based on assumptions believed by the Parent or the Borrower, as applicable, to be reasonable at the time made and upon the best information then reasonably available to the Parent or the Borrower, as applicable, and the Parent or the Borrower, as applicable, was not or will not be aware of any facts or information that would lead it to believe that such projections were or will be are incorrect or misleading in any material respect.

          (h) Compliance with Law, Etc. Neither the Parent nor any of its Subsidiaries is in violation of its organizational documents, any law, rule, regulation, judgment, writ, injunction, decree or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any agreement or instrument (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties.

          (i) ERISA. Except as set forth on Schedule 6.01(i), (i) each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agent, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status,
(iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agent, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code. Except as set forth on Schedule 6.01(i), no Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course or those that could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect), or action by any Governmental Authority, asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or
(iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. There has been no prohibited transaction or violation of the fiduciary rules with respect to any Employee Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

          (j) Taxes, Etc. Except as set forth on Schedule 6.01(j), all tax returns and other reports required by applicable law to be filed by the Parent or any of its Subsidiaries in any jurisdiction have been filed, or extensions have been obtained, except for such returns or reports as to which the consequences of not filing could not individually or in the aggregate be material to the Parent and its Subsidiaries taken together and all taxes, assessments, fees and other governmental charges levied or imposed upon any such Person or any property, income or assets of any such Person and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP, in an amount not to exceed $5,000,000 at any one time outstanding. There is no proposed tax assessment against the Parent or any of its Subsidiaries that would, if made, have a Material Adverse Effect. Neither the Parent nor any of its Subsidiaries is party to any tax sharing arrangement except as set forth in
Schedule 6.01(j). Notwithstanding any provision in this Agreement to the contrary, the only representations and warranties made by the Loan Parties with respect to matters relating to Taxes shall be the representations and warranties set forth in this Section 6.01(j), and this Agreement shall not be interpreted in any manner that is contrary thereto.

          (k) Regulations T, U and X. Neither the Parent nor any of its Subsidiaries is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (l) Nature of Business. Neither the Parent nor any of its Subsidiaries is engaged in any business other than issuing and reinsuring life insurance, loss of license insurance, annuities and annuity-type products, wealth management or serving as a holding company for a Subsidiary engaged in such business.

          (m) Adverse Agreements, Etc. Neither the Parent nor any of its Subsidiaries is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future would reasonably be likely to have, a Material Adverse Effect.

          (n) Permits, Etc. The Parent and each of its Subsidiaries has, and is in compliance with, all material permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such material permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

          (o) Ownership of Property; Liens. The Parent and each of its Subsidiaries has good record and marketable title in fee simple (or its equivalent in the relevant jurisdiction) to, or valid leasehold interests in, all real property, and good title to or valid leasehold interests in all personal property, necessary or used in the ordinary conduct of its business, except for such defects in title or interest as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Parent and each of its Subsidiaries is subject to no Liens, other than the Permitted Liens.

          (p) Full Disclosure. The Parent has disclosed to the Agent and Lenders all agreements, instruments and corporate or other restrictions to which the Parent or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could result in a Material Adverse Effect. None of this Agreement, the Schedules thereto, the written reports, financial statements, certificates or other written information furnished by or on behalf of any Credit Party to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared. There is no contingent liability or fact that may have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto. All agreements to which any Loan Party or any of its Subsidiaries is a party relating to the HSBC Facilities and all HSBC arrangements referred to in Section 5.01(n) (oral or written) have been disclosed to the Lenders in writing.

          (q) Operating Lease Obligations. On the Effective Date, neither the Parent nor any of its Subsidiaries has any Operating Lease Obligations other than the Operating Lease Obligations set forth on Schedule 6.01(q).

          (r) Environmental Matters. Except as set forth on Schedule 6.01(r),
(i) the operations of the Parent and each of its Subsidiaries are in material compliance with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any such Person or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any such Person or any predecessor in interest which could have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any such Person or any predecessor in interest nor does any such Person have knowledge or notice of any threatened or pending Environmental Action against any such Person or any predecessor in interest which could have a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any such Person or any predecessor in interest which could have a Material Adverse Effect; (v) no property now or formerly owned or operated by any such Person has been used as a treatment or disposal site for any Hazardous Material;
(vi) no such Person has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which could have a Material Adverse Effect; (vii) each such Person holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a such Person's failure to maintain or comply with could not have a Material Adverse Effect; and (viii) no such Person has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not have a Material Adverse Effect.

          (s) Insurance. The Parent and each of its Subsidiaries maintains the following insurance with financially sound and reputable insurance companies not Affiliates of the Parent or any of its Subsidiaries, in such amounts, with such deductibles and against such risks, including fire, as is customary with companies in the same or similar businesses and operating in localities where the applicable Subsidiary operates: (i) casualty insurance (loss or damage to its properties), (ii) worker's compensation insurance in the amount required by applicable law, (iii) public liability insurance in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law (including, without limitation, against larceny, embezzlement or other criminal misappropriation).

          (t) Use of Proceeds. The proceeds of the Loan shall be used as stated in the Recitals of this Agreement.

          (u) Location of Bank Accounts and Other Collateral. Schedule 6.01(u) sets forth as, of the date hereof, a complete and accurate list of each deposit, checking or other bank account, each securities account and other accounts (each, an "account") maintained by the Parent, the Borrower or any Security Party or similar entity, with any financial intermediary, together with a description thereof (i.e., identifying the bank or broker dealer or other institution with which such account is maintained and the account number and the purpose thereof), an estimate of the balance held in such account at February 28, 2007, and identifying those accounts forming part of Required Collateral.

          (v) Intellectual Property. Schedule 6.01(v) sets forth all material Intellectual Property owned or licensed by the Parent, the Borrower or any Security Party. The Parent and each of its Subsidiaries owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not have a Material Adverse Effect.

          (w) Material Contracts. The SEC reports contain a complete and accurate list as of the Effective Date of all Material Contracts to which the Parent or any of its Subsidiaries is a Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each such Person that is a party thereto and, to the best knowledge of such Person, all other parties thereto in accordance with its terms, (ii) has not been otherwise materially amended or modified in any material respect, and
(iii) is not in default in any material respect due to the action of any such Person or, to the best knowledge of any such Person, any other party thereto.

          (x) Investment Company Act. None of the Parent or any of its Subsidiaries is an "investment company", as such term is defined in the Investment Company Act of 1940, as amended, or is registered or required to be registered thereunder.

          (y) Employee and Labor Matters. There is (i) no unfair labor practice or similar complaint pending or, to the best knowledge of the Parent or any of its Subsidiaries, threatened against the Parent or any of its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against the Parent or any of its Subsidiaries which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against the Parent or any of its Subsidiaries or (iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of the Parent or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of the Parent or any of its Subsidiaries. None of the Parent or any of its Subsidiaries or any of their respective Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of the Parent or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from the Parent or any of its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Person, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (z) No Bankruptcy Filing. Neither the Parent nor any of its Subsidiaries has initiated an Insolvency Proceeding or the liquidation of all or a major portion of such Person's assets or property, and neither the Parent nor any Subsidiary has any knowledge of any an Insolvency Proceeding commenced against it.

          (aa) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 6.01(aa) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of the Parent and each Credit Party, (ii) the jurisdiction of organization of each such Person, (iii) the organizational identification number of each such Person (or indicates that such Person has no organizational identification number), (iv) the chief executive office of each such Person and
(v) the federal employer identification number (if any) of each such Person.

          (bb) Trade names. Schedule 6.01(bb) hereto sets forth a complete and accurate list as of the Effective Date of all trade names, business names or similar appellations used by the Parent and each Credit Party during the past five years.

          (cc) Security Interests. On the Effective Date each instrument referred to in Section 5.01(b)(i) will create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable pledge, lien or security interest in the property described therein as the "Collateral". Upon the filing of the UCC-1 financing statements described in Section 5.01(b)(ii) or such other actions as will have been accomplished on the Effective Date or which are to be taken pursuant to Section 7.01(s) with respect to non-U.S. jurisdictions, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests, subject to Permitted Liens, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

          (dd) Representations and Warranties in Documents; No Default. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all respects at the time as of which such representations were made and in all respects except as expressly stated to the contrary will be true and correct in all respects on the Effective Date. No Material Adverse Change has occurred. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

          (ee) Securities Purchase Agreement. All representations and warranties set forth in the Securities Purchase Agreement are true and correct in all respects at the time as of which such representations were made. The Parent has performed or complied with in all material respects all obligations, agreements and covenants required to be performed or complied with by it under the Securities Purchase Agreement on or prior to the Effective Date.

          (ff) Intercompany Obligations. As of the Effective Date, there are no material amounts owing by any Credit Party to any of its Affiliates except for amounts owed to (i) Affiliates who are parties to the Intercreditor Deed and
(ii) SRE, SRL, SRLC and SRD.

          Section 6.02 Representations as to Foreign Obligors. Each Loan Party further represents and warrants to the Agent and the Lenders that:

          (a) Each of the Parent and any of its Subsidiaries as party to a Loan Document that is a Foreign Obligor is subject to civil and commercial laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the "Applicable Foreign Obligor Documents"), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

          (b) The Applicable Foreign Obligor Documents are in proper legal form under the laws of the jurisdiction in which such Foreign Obligor is organized, incorporated or formed, as the case may be, and existing for the enforcement thereof against such Foreign Obligor under the laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced, (ii) any charge or tax as has been timely paid, and (iii) any Cayman Islands stamp duty payable if an original Applicable Foreign Obligor Document is brought to or executed in the Cayman Islands.

          (c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except (i) stamp tax payable with respect to any Loan Document executed by SRD and (ii) stamp duty payable in the Cayman Islands if the relevant Applicable Foreign Obligor Documents are brought to or executed in the Cayman Islands. The Borrower shall promptly pay any stamp tax or stamp duty which may be owed by any such Foreign Obligor. Each Applicable Foreign Obligor Documents was executed by each such Foreign Obligor outside its jurisdiction of organization.

          (d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is incorporated or organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).


                                   ARTICLE VII

                          COVENANTS OF THE LOAN PARTIES

          Section 7.01 Affirmative Covenants. So long as any principal of or interest on the Loan or any other Obligation (whether or not due) shall remain unpaid, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 7.01(a) and (b)) cause each of its Subsidiaries to (unless the Required Lenders shall otherwise consent in writing:

          (a) Financial Statements and Related Matters. Deliver to the Agent and each Lender, in form and detail satisfactory to the Agent:

               (i) as soon as available, but in any event within 90 days after the end of each Fiscal Year, (i) in the case of the Parent, the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of income and consolidated statements of cash flow for such period, and (ii) in the case of the Borrower, the consolidated and consolidating balance sheet of such Person and its Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of income for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP, and each of such consolidated balance sheets and related consolidated statements shall be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing acceptable to the Agent, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualification or exception as to the scope of such audit and such consolidating statements to be certified by an Authorized Officer of the Parent or the Borrower, as the case may be, to the effect that such statements are fairly stated in all material respects when considered in relation to such consolidated financial statements of the Parent and its Subsidiaries, or the Borrower and its Subsidiaries, as the case may be;

               (ii) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (i) in the case of the Parent, an unaudited consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of income or operations and shareholders' equity and consolidated statements of cash flows for such fiscal quarter and (ii) in the case of the Borrower, an unaudited consolidated and consolidating balance sheet of such Person and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statement of income or operations and shareholder's equity for such fiscal quarter, each of such consolidated balance sheets and related consolidated statements shall be certified by an Authorized Officer of the Parent, or the

Borrower, as the case may be, as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of such Person and its Subsidiaries in accordance with the GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and such consolidating balance sheet and consolidating statements to be certified by an Authorized Officer of the Parent or the Borrower, as the case may be, to the effect that such statements are fairly stated in all material respects when considered in relation to such consolidated financial statements of the Parent and its Subsidiaries, or the Borrower and its Subsidiaries, as the case may be;

               (iii) as soon as available, and in any event within five days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, a report setting forth the Borrower's Available Liquidity as of the last day of the preceding fiscal month, all in reasonable detail and certified by an Authorized Officer of the Borrower as being true and correct in all material respects.

               (iv) simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i) and (ii) of this
Section 7.01(a), a certificate of an Authorized Officer of each of the Parent and the Borrower (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations specified in Section 7.03;

               (v) promptly, but in no event more than five days, following the transmittal thereof to the Insurance Department in its jurisdiction of domicile (the Borrower being deemed for this purpose to be domiciled in the Cayman Islands and Bermuda), a copy of any Annual Statement or Quarterly Statement of each Insurance Subsidiary delivered to such Insurance Department prepared in accordance with SAP and in conformity with the requirements of such Insurance Department;

               (vi) promptly, but in no event more than five days, following the transmittal thereof to the Insurance Department in its jurisdiction of domicile (the Borrower being deemed for this purpose to be domiciled in the Cayman Islands and Bermuda), a copy of the "Statement of Actuarial Opinion" or similar actuarial statement delivered to such Insurance Department as to the adequacy of each Insurance Subsidiary's loss reserves, which opinion shall be in conformity with the requirements of such Insurance Department;

               (vii) promptly, but in no event more than five days, following the transmittal thereof by or on behalf of each Insurance Subsidiary to the Insurance Department in its jurisdiction of domicile (the Borrower being deemed for this purpose to be domiciled in the Cayman Islands and Bermuda), a copy of the management discussion and analysis or similar statement filed with such Insurance Department for such Insurance Subsidiary with respect to any financial statements or other information;

               (viii) (A) prior to March 31, 2007, a projection, supplementing the projection referred to in Section 6.01(g)(iii)(A), showing Available Liquidity as of the last day of each fiscal month for the period from March 31, 2007 through March 31, 2008, prepared in a manner consistent with the projection referred to in Section 6.01(g)(iii) and otherwise in form and scope satisfactory to the Agent, and (B) as soon as available and in any event not later than December 31, 2007, projected quarterly balance sheets and income statements of the Parent and its Subsidiaries and the Borrower and its Subsidiaries for the Fiscal Year ending in 2008, supplementing and superseding the financial projections referred to in Section 6.01(g)(iii)(B), in form and substance satisfactory to the Agent, all such financial projections to be certified by an Authorized Officer of the Parent as being reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Parent to be reasonable at the time made and from the best information then available to the Parent;

               (ix) promptly after any request by the Agent, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of any Loan Party by independent accountants in connection with the accounts or books of such Person or any of its Subsidiaries, or any audit of any of them; and

               (x) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent or any holders of Indebtedness of the Parent or any of its Subsidiaries (not held by the Parent or one of its Subsidiaries), and copies of all annual, regular, periodic and special reports and registration statements which the Parent or any Subsidiary may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act or under the rules of any other national domestic or foreign securities exchange, and not otherwise required to be delivered to the Agent pursuant hereto.

          (b) Other Materials and Notices. Deliver to the Agent and each Lender, in form and detail satisfactory to the Agent:

               (i) promptly, and in any event within five days after receipt thereof by the Parent or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Parent or any Subsidiary thereof.

               (ii) within five days of receipt, a copy of any financial examination reports by a Governmental Authority with respect to a Loan Party or any of its Insurance Subsidiaries relating to the insurance business of such Person (when, and if, prepared) provided that a Loan Party shall only be required to deliver any interim report hereunder at such time as such Loan Party has knowledge that a final report will not be issued and delivered to the Agent within 90 days of any such interim report;

               (iii) within five days after the filing thereof, copies of (x) all filings with rating agencies and (y) all filings (other than ordinary course requalifications, nonmaterial tax and insurance rate and other ministerial regulatory filings) with Governmental Authorities by a Loan Party or any of its Insurance Subsidiaries, including, without limitation, filings which seek approval of Governmental Authorities with respect to transactions between such Loan Party or such Insurance Subsidiary and its Affiliates;

               (iv) within five days of such notice, notice of proposed or actual suspension, termination or revocation of any material license of any Loan Party or any of its Insurance Subsidiaries by any Governmental Authority or of receipt of notice from any Governmental Authority notifying a Loan Party or any of its Insurance Subsidiaries of a hearing relating to such a suspension, termination or revocation, including any request by a Governmental Authority which commits the Parent or any of its Subsidiaries to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of such Loan Party or any such Insurance Subsidiary to conduct its business;

               (v) within five days of such notice, notice of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental Authority concerning the business, practices or operations of a Loan Party or any of its Insurance Subsidiaries;

               (vi) promptly, notice of any actual or, to the best of the applicable Loan Party's knowledge, proposed material changes in the applicable laws governing the investment or dividend practices of such Borrower or any of its Insurance Subsidiaries;

               (vii) promptly upon formation or acquisition of any Subsidiary after the Effective Date, written notice of the name, purpose and capitalization of such Subsidiary and whether such Subsidiary is an Insurance Subsidiary;

               (viii) as soon as possible, and in any event within three Business Days after an Authorized Officer of any Loan Party becomes aware thereof, notice of (1) the occurrence of any Default or Event of Default; (2) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a contractual obligation of the Parent or any of its Subsidiaries; (ii) any dispute, litigation, investigation, proceeding or suspension between the

Parent or any of its Subsidiaries and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Parent or any of its Subsidiaries, including pursuant to any applicable Environmental Laws; (3) the occurrence of any ERISA Event; (4) any material change in accounting policies or financial reporting practices by the Parent or any of its Subsidiaries; and (5) any announcement by Moody's or Standard & Poor's of any change or possible change in the Parent's unsecured senior debt rating, and in the case of each of items (1) through (3), accompanied by a statement of an Authorized Officer of the Parent setting forth details of the occurrence and stating what action the Parent has taken and proposes to take or cause to be taken with respect thereto;

               (ix) promptly after submission to any Governmental Authority, and in any event not later than five days after such submission is made, all documents and information furnished to such Governmental Authority in connection with any investigation of the Parent or any of its Subsidiaries other than routine inquiries by such Governmental Authority;

               (x) promptly after the commencement thereof but in any event not later than five days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could have a Material Adverse Effect;

               (xi) (A) as soon as possible, notice of any purported default or termination under the HSBC Forbearance Agreement and (B) as soon as possible and in any event within five days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the HSBC Forbearance Agreement or any Material Contract;

               (xii) as soon as possible and in any event within five days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, any of its Subsidiaries; and

               (xiii) promptly, such additional information regarding the business, financial or organizational affairs of any Loan Party or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as the Agent or any Lender may from time to time reasonably request.

          (c) Additional Guaranties; Additional Collateral. Use best efforts to cause (and in connection therewith deliver such other relevant agreements, instruments, approvals, legal opinions or other documents as the Agent may reasonably request):

               (i) each Subsidiary of the Parent that is not an Insurance Subsidiary to become a Guarantor, in the case of each such Person, at such time as its becoming a Guarantor would not constitute a Restricted Action;

               (ii) the interest of the Parent or any Security Party (i) in personal property, tangible or intangible (including Capital Stock of a Subsidiary), that was Restricted Property on the Effective Date but is no longer Restricted Property, and (2) in personal property, tangible or intangible (including Capital Stock of a Subsidiary), acquired after the Effective Date that is not, or has ceased to be, Restricted Property, to be subjected to a Security Document providing a first priority perfected security interest, pledge or lien in such property in favor of the Agent for the benefit of the Lenders within 10 Business Days following the later of the Effective Date or the date such account ceases to be Restricted Property, subject to Permitted Liens; and

               (iii) the interest of the Parent or any Security Party in bank accounts and investment accounts listed on Schedule 6.01(u) to be subjected to a perfected first priority security interest, pledge or lien in such property in favor of the Agent for the benefit of the Lenders pursuant to a control agreement within 10 Business Days following the latter of the Effective Date or the date such account ceases to be Restricted Property, subject to Permitted Liens described in clause (d) of the definition thereof.

          Notwithstanding the foregoing, the provisions of this Section 7.01(c) shall not apply to assets as to which the Agent shall determine in its reasonable discretion, after consultation with the Parent, that the costs and burdens of obtaining and/or perfecting a security interest are excessive in relation to the value of the security afforded thereby.

          (d) After-acquired Collateral.

               (i) With respect to any property acquired after the Effective Date by any Security Party (other than real property of any Subsidiary) as to which the Agent, for the benefit of the Lenders, does not have a perfected Security Interest, promptly, to the extent so doing would not constitute a Restricted Action, (i) execute and deliver to the Agent such amendments to the Security Documents or such other documents as the Agent deems necessary to grant to the Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary to grant to the Agent, for the benefit of the Lenders, a perfected first priority security interest in such property (subject to Permitted Liens), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the relevant Security Document or by law or as may be requested by the Agent.

               (ii) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Effective Date by the Parent or any Subsidiary, promptly, to the extent so doing would not constitute a Restricted Action, (i) execute and deliver a first priority mortgage, in favor of the Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Agent) and (y) any consents or estoppels reasonably deemed necessary or advisable by the Agent in connection with such mortgage, each of the foregoing in form and substance reasonably satisfactory to the Agent and (iii) if requested by the Agent, deliver to the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

               (iii) With respect to any new Subsidiary created or acquired after the Effective Date by the Parent or any Subsidiary, promptly give notice of such acquisition or creation to the Agent and, to the extent so doing would not constitute a Restricted Action, (i) execute and deliver to the Agent such amendments to the Security Documents as the Agent deems necessary to grant to the Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary, (ii) deliver to the Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant grantor, (iii) cause such new Subsidiary (A) to enter into a Security Document, and (B) to take such actions necessary to grant to the Agent for the benefit of the Lenders a perfected security interest in its Collateral, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Document or by law or as may be requested by the Agent and (iv) if requested by the Agent, deliver to the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent, provided that no security interest shall be granted in any Restricted Property.

          Notwithstanding the foregoing, the provisions of this Section 7.01(d) shall not apply to assets as to which the Agent shall determine in its reasonable discretion, after consultation with the Parent, that the costs and burdens of obtaining and/or perfecting a security interest are excessive in relation to the value of the security afforded thereby.

          (e) Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Person subject thereto; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property, other than Liens described in clause (b) or (c) of the definition of Permitted Liens; and (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

          (f) Preservation of Existence, Etc. (i) Preserve, renew and maintain in full force and effect its legal existence and good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization except in a transaction permitted by

Section 7.02(c); (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered Intellectual Property, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

          (g) Maintenance of Properties. (i) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (h) Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Parent, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

          (i) Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations, writs orders (including, without limitation, all Environmental
Laws), judgments, decrees and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except, in each case, to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

          (j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Agent any documentation of such compliance which the Agent may reasonably request; (iii) provide the Agent written notice within five (5) days of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required to abate said Release; (iv) provide the Agent with written notice within ten (10) days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect and (v) defend, indemnify and hold harmless the Agent and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the generation, presence, disposal, Release or threatened Release of any Hazardous Materials on, under, in, originating or emanating from any property at any time owned or operated by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the presence or Release of such Hazardous Materials, (C) any request for information, investigation, lawsuit brought or threatened, settlement reached or order by a Governmental Authority relating to the presence or Release of such Hazardous Materials, (D) any violation of any Environmental Law and/or (E) any Environmental Action filed against the Agent or any Lender.

          (k) Books and Records. (i) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP or SAP, as applicable, consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person as the case may be, and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Person as the case may be.

          (l) Inspection Rights. Permit representatives and independent contractors of the Agent and each Lender to visit and inspect any of its properties, to examine its organizational, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists and is continuing the Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of the Agent in accordance with this Section 7.01(l).

          (m) Use of Proceeds. Use the proceeds of the Term Loan solely in the manner set forth in the Recitals.

          (n) Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations (i) with, each Governmental Authority of the jurisdiction in which the Parent, the Borrower and each of its Parent's other Subsidiaries is organized and existing, and (ii) with each Governmental Authority of any other jurisdiction in which such action is necessary for the conduct of the business of any Insurance Subsidiary doing business in such jurisdiction or in which such action is required for the conduct for its business as to be conducted (unless in the case of this clause (ii), the failure to take such action could not reasonably be expected to have a Material Adverse Effect).

          (o) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Agent and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes the Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes the Agent to file any financing statement required hereunder or under any other Loan Document under which such Loan party is a debtor, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party.

          (p) Subordination. Cause all Indebtedness and other obligations (other than any obligations arising under any Keep Well Agreements) now or hereafter owed by any Credit Party to any of its Affiliates (other than (i) Orkney Holdings, LLC, Orkney Re, Inc., Orkney Re II plc and Ballantyne Re plc and (ii) subject to the obligations of the Loan Parties under Section 7.01(s), SRE, SRL, SRD and SRLC for as long as such subordination would constitute a Restricted Action), to be subordinated in right of payment and security to the Indebtedness and other Obligations owing from such Credit Party to the Agent and the Lenders under the terms of the Intercreditor Deed, unless such subordination would constitute a Restricted Action.

          (q) Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on December 31 of each calendar year unless the Agent consents to a change in such Fiscal Year (and appropriate related changes to this Agreement).

          (r) Funds Concentration. Operate its business (to the extent consistent with the fiduciary responsibilities of the board of directors of the Parent and each Subsidiary and except to the extent that any of the following would constitute a Restricted Action) so that (i) cash and investments not required for the current operations of itself and its Subsidiaries are held in cash accounts or investment accounts of the Borrower in which the Agent has a perfected first priority security interest, subject to Liens permitted by subsection (d) of the definition of Permitted Liens, (ii) the Borrower does not advance funds to or invest in any of its Subsidiaries that are not Loan Parties except when necessary in the ordinary course business operations of a Subsidiary or required under applicable insurance regulatory requirements and rating agency requirements, including, but not limited to, settlements under inter-company retrocessions and payments under inter-company agreements, including Keep Well Agreements; and (iii) each of its Subsidiaries transfers to the Borrower promptly the ownership of funds and investments surplus to the ordinary course of business requirements of such Subsidiary and the Borrower, in turn, shall promptly deposit such funds in cash accounts or investment accounts in which the Agent has a perfected first priority security interest, subject to Liens permitted by subsection (d) of the definition of Permitted Liens.

          (s) Post-Closing Obligations. Deliver the documents and perform the actions described in Schedule 7.01(s), each in the time period as set forth therein. The terms and provisions of Schedule 7.01(s) are incorporated herein by reference.

          Section 7.02 Negative Covenants. So long as any principal of or interest on the Loan or any other Obligation (whether or not due) shall remain unpaid, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, assets or revenues, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens.

          (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

          (c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or any part of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

               (i) any wholly-owned Subsidiary of any Loan Party (other than another Loan Party) may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate with another wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agent at least 60 days' prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (D) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger;

               (ii) any Loan Party and its Subsidiaries may (A) dispose of obsolete or worn-out equipment in the ordinary course of business, and (B) otherwise enter into any Disposition for cash in an aggregate amount not less than the fair market value of such property or assets, provided that (x) the cash proceeds of such Dispositions do not, individually or in the aggregate, exceed $5,000,000 during the period from the Effective Date to the Final Maturity Date and (y) the Transferable Net Cash Proceeds of such Dispositions are paid to the Agent for the benefit of the Lenders to the extent required by the terms of Section 2.05(b)(i); and

               (iii) any Loan Party and its Subsidiaries may purchase or sell assets in the ordinary course of their respective existing businesses (in accordance with the Investment Policies, to the extent applicable) to the extent not restricted by any other provisions of this Agreement.

          (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business described in
Section 6.01(l).

          (e) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments acquired by it or its Subsidiaries in accordance with the Investment Policies, (ii) investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (iii) so long as no Default or Event of Default shall have occurred (or would occur as a result thereof), (A) loans and advances by it to a Loan Party (other than the Parent) and (B) additional loans and advances made to any Subsidiary of the Parent in the ordinary course of business of the lending entity, including, without limitation, pursuant to Keep Well Agreements, and
(iv) Permitted Investments.

          (f) Lease Obligations. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease, other than Operating Lease Obligations listed on Schedules 6.01(q) and additional Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed $5,000,000.

          (g) Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease or otherwise) other than Capital Expenditures described in subclause (iii) of the definition thereof in an aggregate amount not to exceed $10,000,000 during the period from the Effective Date through the Final Maturity Date.

          (h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such, (v) make any voluntary or optional payment, or redeem, defease, prepay, any unsecured or subordinated Indebtedness or (vi) except as set forth on Schedule 7.02(h), pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party (all of the foregoing collectively "Restricted Payments"); provided, however, (A) any Loan Party or other Subsidiary of the Parent may, so long as no Default or Event of Default shall have occurred, make Restricted Payments to the Parent and the Parent may make Restricted Payments (1) to enable the Parent to redeem (or in the case of the Parent to redeem) the outstanding Convertible Preferred Securities on May 21, 2007 for cash consideration not exceeding $7,400,000, (2) to enable the Parent to pay (or in the case of the Parent to pay) the scheduled dividend on May 21, 2007 to the holders of the Convertible Preferred Securities in an aggregate amount not to exceed $250,000 and (3) to enable the Parent to pay (or in the case of the Parent to pay) regular quarterly dividends to the holders of the Parent's Non-Cumulative Perpetual Preferred Shares, with a liquidation preference of $25 per share, in an aggregate amount not to exceed $9,100,000, and (B) any Subsidiary of the Parent may make Restricted Payments to the Borrower or to any other Subsidiary of the Parent (other than the Parent).

          (i) Federal Reserve Regulations. Permit the Loan or the proceeds of the Loan under this Agreement to be used by it or any of its Subsidiaries for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the FRS Board.

          (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions between or among any Loan Parties or between the Borrower and any Subsidiaries of the Parent on terms favorable to the Borrower and (iii) Keep Well Agreements.

          (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on its ability or the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets (x) to any Loan Party or any of its Subsidiaries or (y) except for any such restrictions as are listed on Schedule 7.02(k), to any person, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses
(i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

                    (A)  this Agreement and the other Loan Documents;

                    (B) any agreements in effect on the date of this Agreement and described on Schedule 7.02(k);

                    (C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws, applicable insurance laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                    (D) in the case of clause (k)(iv), any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

                    (E) in the case of clause (k)(iv), any agreement, instrument or other document evidencing a Permitted Lien restricting on customary terms the transfer of any property or assets subject thereto.

          (l) Limitation on Issuance of Capital Stock. Except pursuant to the Securities Purchase Agreement, issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants.

          (m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) Amend, modify, waive or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification, waiver or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect, (ii) except for the Obligations, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Affiliates Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such new Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, (iii) except as permitted by Section 7.02(c), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN or (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock.

          (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an

"investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

          (o) ERISA. (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law;
(iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

          (p) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Material does not result in a Material Adverse Effect.

          (q) Certain Agreements. Agree to or permit any of its Subsidiaries to agree to any material amendment or other material change to or material waiver of any of its rights under any Material Contract.

          (r) Restriction on Ceding Business. Enter into or permit any Insurance Subsidiary to enter into any reinsurance or retrocession agreement under which such Loan Party or such Insurance Subsidiary is the ceding or retroceding party other than in the ordinary course of business consistent with past practices.

          (s) HSBC Forbearance Agreement. (i) Fail to take any action (or to omit to take any action) necessary to maintain the HSBC Forbearance Agreement in full force and effect or (ii) agree to any amendment, modification or waiver of any of the terms thereof in a manner that would be adverse to the Parent without the consent of the Required Lenders.

          Section 7.03 Financial Covenants.

          (a) So long as any principal of or interest on the Loan or any other Obligation (whether or not due) shall remain unpaid, unless the Required Lenders shall otherwise consent in writing:

               (i) SALIC Net Worth. SALIC shall not fail to maintain a Net Worth of at least $800,000,000.

               (ii) Parent Net Worth. The Parent shall not fail to maintain a Net Worth of at least $845,000,000.

               (iii) Minimum Liquidity. The Parent and the Borrower shall not fail to maintain at least $20,000,000 of (i) Available Liquidity plus (ii) remaining available Commitments hereunder.

               (iv) Parent Debt to Capitalization Ratio. The Parent shall not fail to maintain the Parent Debt to Capitalization Ratio at 32% or less.

               (v) Minimum Risk-Based Capital. The Parent shall not fail to cause SRE to maintain Total Adjusted Capital at no less than 175% of the Company Action Level RBC of SRE, where "Total Adjusted Capital" and "Company Action Level RBC" have the respective meanings given in Section 5801 of the Delaware Insurance Code.

               (vi) Minimum Policyholder Surplus. The Parent shall not permit the net worth of SALIC (excluding inadmissible assets), determined in accordance with SAP and as filed with SALIC's Cayman regulators, to be less than $800,000,000.

               (vii) Cumulative Liquidity Change. The Parent and the Borrower shall not permit the Cumulative Liquidity Change as of the last day of any calendar month to be a negative amount having a higher absolute value than the absolute value of the respective negative amount set forth for such day below:

------------------------------------------------------------------------------
                                                   Maximum Permitted Change
                                                   (amounts in parentheses
       Last day of Calendar Month                  being negative amounts)
       --------------------------                  -----------------------
------------------------------------------------------------------------------
             March 31, 2007                             ($22,700,000)
------------------------------------------------------------------------------
             April 30, 2007                             ($40,200,000)
------------------------------------------------------------------------------
              May 31, 2007                              ($75,200,000)
------------------------------------------------------------------------------
             June 30, 2007                              ($82,600,000)
----------------------------------------------------------------------------
             July 31, 2007                              ($92,600,000)
----------------------------------------------------------------------------
            August 31, 2007                             ($112,100,000)
----------------------------------------------------------------------------
           September 30, 2007                           ($116,800,000)
----------------------------------------------------------------------------
            October 31, 2007                            ($126,800,000)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
           November 30, 2007                            ($141,800,000)
----------------------------------------------------------------------------
           December 31, 2007                            ($141,300,000)
----------------------------------------------------------------------------
            January 31, 2008                            ($151,300,000)
----------------------------------------------------------------------------
           February 29, 2008                            ($161,300,000)
----------------------------------------------------------------------------

          (b) Calculation of Parent Financial Covenants. For purposes of calculating the Parent Debt to Capitalization Ratio, any mezzanine equity, Convertible Preferred Securities or Perpetual Preferred Stock issued by the Parent will be accorded the same treatment as given to such mezzanine equity, Convertible Preferred Securities or Perpetual Preferred Stock by Moody's. For purposes of calculating the Parent Debt to Capitalization Ratio, Indebtedness under Alternative Reserve Agreements will be excluded if Moody's does not include Indebtedness under such Alternative Reserve Agreement as financial leverage.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

          Section 8.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

          (a) the Borrower shall (i) fail to pay any principal on the Loan when due, or (ii) fail to pay any interest on the Loan, any Agent Advance or any fee, indemnity or other amount payable under this Agreement or any other Loan Document on or before the date that is two Business Days after the date when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

          (b) any representation or warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to the Agent or any Lender pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

          (c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in paragraphs (b), (c), (d), (e), (f), (g), (h), (i),
(j), (k), (l), (m), (r) or (s) of Section 7.01, Section 7.02 or Section 7.03, or any Credit Party shall fail to perform or comply with any covenant or agreement contained in any Security Document to which it is a party (after the expiration of any grace period or cure period provided for therein) or any Security Document is enforced in accordance with its terms;

          (d) any Credit Party shall fail to perform or comply with (i) any term, covenant or agreement contained in Section 7.01(a) of this Agreement (other than subparagraphs (vi), (vii), (viii), (ix) and (x) thereof) and such failure, if capable of being remedied, shall remain unremedied for a period of 10 days, (ii) any term, covenant or agreement contained in subparagraphs (vi),
(vii), (viii), (ix) and (x) of Section 7.01(a) of this Agreement and such failure, if capable of being remedied, shall remain unremedied for a period of five (5) days, and (iii) any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b), (c) or (d) of this Section 8.01, such failure, if capable of being remedied, shall remain unremedied for 20 days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by the Agent to the Borrower;

          (e) the Parent or any of its Subsidiaries shall fail to pay any principal of or interest or premium on any of its Indebtedness (excluding Indebtedness evidenced by this Agreement), to the extent that the aggregate principal amount of all such Indebtedness exceeds $10,000,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

          (f) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (i) any event of default under such Swap Contract as to which the Parent or any of its Significant Subsidiaries is the Defaulting Party (as defined in such Swap Contract) or the guarantor of the obligations of the Defaulting Party or (ii) any Termination Event (as so defined) under such Swap Contract as to which such Person is an Affected Party (as so defined) or the guarantor of the obligations of such Affected Party other than an Early Termination Event (as defined in the relevant Swap Contract) which permits the counterparty to terminate for its convenience and, in either event, the aggregate amount of all such Swap Termination Values owed by such Persons as a result thereof is greater than $10,000,000;

          (g) the Parent or any of its Subsidiaries (i) shall institute, or consent to the institution of any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, examinership, administration, reorganization, arrangement, adjustment, moratorium, rehabilitation, protection, relief, compromise or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, administrator, administrative receiver, examiner, compulsory manager, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (g);

          (h) any proceeding shall be instituted against the Parent or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, administration, reorganization, examinership, composition, compromise, arrangement, adjustment, moratorium, protection, rehabilitation, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, examiner, administrator, administrative receiver, compulsory manager, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

          (i) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Credit Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Credit Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any such Person shall deny in writing that it has any liability or obligation purported to be created under any Loan Document or purports to revoke, terminate or rescind any Loan Document;

          (j) any Security Document after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority security interest, pledge or lien in favor of the Agent for the benefit of the Agent and the Lenders on any material portion of the Collateral purported to be covered thereby;

          (k) any bank at which any deposit account, blocked account, or lockbox account of any Credit Party is maintained shall fail to comply in any material respect with any of the terms of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of any Credit Party shall fail to comply in any material respect with any of the terms of any investment property control agreement to which such Person is a party;

          (l) one or more judgments, orders or awards (or any settlement of any claim that, if breached, could result in a judgment, order or award) for the payment of money exceeding $10,000,000 in the aggregate shall be rendered against the Parent or any of its Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement, (ii) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) at any time during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, is in effect, such judgment, order, award or settlement is not bonded in the full amount of such judgment, order, award or settlement; provided, however, that any such judgment, order, award or settlement shall not give rise to an Event of Default under this subsection (l) if and for so long as (A) the amount of such judgment, order, award or settlement is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award or settlement;

          (m) the Parent or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than fifteen
(15) days;

          (n) any cessation of a substantial part of the business of the Parent or any of its Subsidiaries for a period which materially and adversely affects the ability of such Person to continue its business on a profitable basis;

          (o) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Parent or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to result in a Material Adverse Effect;

          (p) the indictment, or the threatened indictment of the Parent or any of its Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Person, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

          (q) (i) An ERISA Event occurs with respect to an Employee Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Employee Plan, Multiemployer Plan or the PBGC, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan or (iii) institution of any steps by a Foreign Obligor or any other Person to terminate a Foreign Benefit Plan if as a result of such termination, a Foreign Obligor or any of their respective Subsidiaries could be required to make a contribution to such Foreign Benefit Plan, or could incur a liability or obligation to such Foreign

Benefit Plan, or (iv) a contribution failure with respect to any Foreign Benefit Plan sufficient to give rise to a Lien under applicable law occurs and the aggregate exposure of the Parent and its Subsidiaries as a result of all such liabilities, failures and obligations exceeds $10,000,000;

          (r) the Parent fails to file with the SEC the Parent's annual report on Form 10-K or the Parent's quarterly report on Form 10-Q prior to or within ten (10) days after the filing deadline established by the SEC in General Instruction A of the applicable Form, as such deadline may be extended in accordance with Exchange Act Rule 12b-25 as in effect on the date hereof;

          (s) the Securities Purchase Agreement is amended, modified or terminated without the consent of the Required Lenders; and

          (t) any breach or default by any party under any terms or provisions of the HSBC Forbearance Agreement, or the HSBC Forbearance Agreement shall terminate in accordance with its terms;

then, and in any such event, the Agent may, and shall at the request of the Required Lenders, by notice to the Borrower and the Parent, declare all or any portion of the Loan then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of the Loan, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (g) or (h) of this Section 8.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by the Agent or any Lender, the Loan, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party. Notwithstanding the foregoing, the parties hereto acknowledge that the exercise of rights and the enforcement of remedies under the Loan Documents may be subject to regulatory approval and other third party consents.


                                   ARTICLE IX

                                      AGENT

          Section 9.01 Appointment. Each Lender (and each subsequent maker of the Loan by its making thereof) hereby irrevocably appoints and authorizes the Agent to perform the duties of the Agent as set forth in this Agreement and the other Loan Documents including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loan outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loan, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loan and Agent Advances, for the Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Credit Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by the Agent of the rights and remedies specifically authorized to be exercised by the Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and
(viii) subject to Section 9.03 of this Agreement, to take such action as the Agent deems appropriate on its behalf to administer the Loan and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loan), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of the Loan; provided, however, that the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

          Section 9.02 Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the making and the continuance of the Loan hereunder and shall make its own appraisal of the creditworthiness of the Credit Parties and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by any Credit Party pursuant to the terms of this Agreement or any other Loan Document. If the Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Required Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

          Section 9.03 Rights, Exculpation, Etc. The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent (i) may treat the Person registered as the holder of the Loan in the Registry provided for in Section 11.07(d) as the owner thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 11.07 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03 and, if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the

Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

          Section 9.04 Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

          Section 9.05 Indemnification. To the extent that the Agent is not reimbursed and indemnified by any Credit Party, the Lenders will reimburse and indemnify the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 9.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 9.05 shall survive the payment in full of the Loan and the termination of this Agreement.

          Section 9.06 Agent Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loan made by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as the Agent pursuant hereto without any duty to account to the other Lenders.

          Section 9.07 Successor Agent.

          (a) The Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After the Agent's resignation hereunder as the Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Loan Documents.

          (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

          Section 9.08 Collateral Matters.

          (a) The Agent may from time to time make such disbursements and advances ("Agent Advances") which the Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loan and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 11.04. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall constitute additional Obligations of the Borrower hereunder, payable by the Borrower on demand. The Agent shall notify each Lender and the Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 9.05, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender, the Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Agent, at the rate of interest then payable on the Loan.

          (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of the Commitments and payment and satisfaction of the Loan and all other Obligations in accordance with the terms hereof; or constituting property being sold or disposed of in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Credit Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 9.08(b).

          (c) Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 9.08(b)), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Section 9.08(b). Upon receipt by the Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Credit Party in respect of) all interests in the Collateral retained by any Credit Party.

          (d) The Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the a Credit Party or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 9.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

          Section 9.09 Agency for Perfection. The Agent and each Lender hereby appoints the Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions. In addition, the Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing on behalf of itself and each of its Subsidiaries.

                                    ARTICLE X

                                    GUARANTY

          Section 10.01 Guaranty. Subject to the limitations set forth in
Section 10.06, each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent and the Lenders in enforcing any rights under the guaranty set forth in this Article X. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Agent and the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower.

          Section 10.02 Guaranty Absolute. Subject to the limitations set forth in Section 10.06, each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation, decree or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. Each Guarantor agrees that this Article X constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by the Agent or any Lender to any Collateral. The obligations of each Guarantor under this
Article X are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Credit Party or whether any Credit Party is joined in any such action or actions. The liability of each Guarantor under this Article X shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Credit Party or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, the Agent or any Lender;

          (e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of the Parent or any of its Subsidiaries; or

          (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or the Lenders that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any other guarantor or surety.

This Article X shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent, the Lenders or any other Person upon the insolvency, bankruptcy, examinership or reorganization of the Borrower or otherwise, all as though such payment had not been made. Each Guarantor irrevocably and unconditionally agrees to indemnify the Agent and the Lenders on demand against any loss, liability or cost incurred by the Agent or the Lenders as a result of any of the Guaranteed Obligations becoming void, voidable or unenforceable as against the Borrower. The amount of the loss, liability or cost shall be equal to the amount which the Agent or the Lenders would otherwise have been entitled to recover from the Borrower.

          Section 10.03 Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article X and any requirement that the Agent or the Lenders exhaust any right or take any action against any Credit Party, any other Person or any Collateral, (iii) any right to compel or direct the Agent or any Lender to seek payment or recovery of any amounts owed under this
Article X from any one particular fund or source or to exhaust any right or take any action against any other Credit Party or any other Person or any Collateral,
(iv) any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Credit Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor. Each Guarantor agrees that the Agent and the Lenders shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 10.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article X, and acknowledges that this Article X is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          Section 10.04 Continuing Guaranty; Assignments. This Article X is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Article X and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause
(c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Loan) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 11.07.

          Section 10.05 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Credit Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Article X, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent and the Lenders against any Credit Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Credit Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this
Article X shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article X and the Final Maturity Date, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent and the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article X, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this
Article X thereafter arising. If (i) any Guarantor shall make payment to the Agent and the Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article X shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Agent and the Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

          Section 10.06 Guaranty Limitations.

          (a) Limitations applicable to all Guarantors. Notwithstanding anything to the contrary in any Loan Document, each Guarantor shall only be liable under this Guaranty for the lesser of (i) the maximum amount of liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or (ii) the maximum amount of liability that can be hereby incurred without reducing the capitalization of such Guarantor below the minimum capitalization requirements imposed by any Governmental Authority having jurisdiction over such Guarantor.

          (b) Limitations applicable to Bermuda Guarantors. Notwithstanding anything to the contrary in this agreement, the obligations of each Bermuda Insurance Company to pay the Guaranteed Obligations shall be limited to the extent necessary for each Bermuda Insurance Company to meet at all times its margin of solvency ratio, minimum liquidity ratio and all other regulatory requirements under the Bermuda Insurance Act 1978 and related regulations.

          (c) Limitations applicable to English Guarantors. This Guaranty does not apply to any liability to the extent that it would result in this Guaranty constituting unlawful financial assistance within the meaning of Section 151 of the Companies Act 1985.

          (d) Guaranty limitations applicable to SRCM. Liability under this Guaranty shall be limited to the extent necessary for SCRM to maintain at all times $500,000 in cash in accordance with its minimum capital requirements under Rule 15c3-1 of the Securities Exchange Act of 1934.


                                   ARTICLE XI

                                  MISCELLANEOUS

          Section 11.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered,

          if to any Credit Party, at the following address:

               Scottish Annuity & Life Insurance Company (Cayman) Ltd. P.O. Box 10657 APO
               4th Floor, Strathvale House
               George Town, Grand Cayman
               Cayman Islands
               Attention: President
               Fax:  (345) 949-1827

               with a copy to:

               LeBoeuf, Lamb, Greene & MacRae LLP
               125 West 55th Street
               New York, NY  (10019)
               Attention:   Stephen G. Rooney, Esq.
               Telephone:  (212) 424-8013
               Telecopier:  (212) 424-8500

          if to the Agent, to it at the following address:

               Ableco Finance LLC
               299 Park Avenue, (22)nd Floor
               New York, New York  (10171)
               Attention:  Kevin Genda
               Telephone:  212-891-2117
               Telecopier:  212-891-1541

               with a copy to:

               Debevoise & Plimpton LLP
               919 Third Avenue
               New York, New York  (10022)
               Attention:  William B. Beekman, Esq.
               Telephone:  212-909-6000
               Telecopier:  212-909-6386

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 11.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to the Agent pursuant to Article II shall not be effective until received by the Agent.

          Section 11.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Loan Parties on the one hand, and the Required Lenders or by the Agent with the consent of the Required Lenders, on the other hand, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) reduce the principal of, or interest on, the Loan payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loan payable to any Lender, in each case without the written consent of each Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender, (iii) change the aggregate unpaid principal amount of the Loan that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share", (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Agent for the benefit of the Lenders, or release any Borrower or any Guarantor, or (vi) amend, modify or waive Section 4.03 or this Section 11.02 of this Agreement, in each case, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

          Section 11.03 No Waiver; Remedies, Etc. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agent and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

          Section 11.04 Expenses; Taxes; Attorneys' Fees. Subject to the limits set forth in the Securities Purchase Agreement, when aggregated with expenses thereunder, the Borrower shall pay on demand all costs and expenses incurred prior to or arising after the Effective Date by or on behalf of the Agent and each Lender, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for the Agent and each Lender, accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(c) or the review of any of the agreements, instruments and documents referred to in Section 7.01(l)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agent's or the Lenders' claims against any Credit Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Credit Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Credit Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of the Parent or any of its Subsidiaries, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien or (m) the receipt by the Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower shall pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower shall save the Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower shall pay all broker fees for any broker not expressly retained by the Agent or a Lender that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrower.

          Section 11.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by the Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and the Lenders under this Section 11.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agent and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

          Section 11.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 11.07 Assignments and Participations.

          (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and the Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under any other Loan Document without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

          (b) Each Lender may with the prior written consent of the Agent (after consultation with the Parent except (x) the case of a transfer to a Lender or an Affiliate or a Related Fund of such Lender or (y) after the occurrence of an Event of Default or a Default), assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Commitment or the Loan made by it; provided, however, that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (except such minimum amount shall not apply to an assignment by a Lender to (x) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof), and (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Agent, for the benefit of the Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three (3) Business Days after the delivery thereof to the Agent (or such shorter period as shall be agreed to by the Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto;
(ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or any of its Subsidiaries or the performance or observance by any Credit Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

          (d) The Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain, or cause to be maintained at the Payment Office on behalf of the Borrower, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and their respective Commitments, and the principal amount of the Loan (and stated interest thereon) (the "Registered Loan") owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or the Parent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon receipt by the Agent of a completed Assignment and Acceptance, and subject to any consent required from the Agent pursuant to
Section 11.07(b) (which consent of the Agent must be evidenced by the Agent's execution of an acceptance to such Assignment and Acceptance), the Agent shall accept such assignment and record the information contained therein in the Register.

          (f) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.

          (g) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register acting for this purpose as a non-fiduciary agent of the Borrower, on which it enters the name of all participants in the Registered Loan held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrower, the Parent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (h) Any Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.07(d).

          (i) Each Lender may sell participations to one or more banks or other entities in accordance with customary practices in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Loan made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitment hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loan, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loan or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Credit Party (except as set forth in Section 9.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.07 and Section 4.04 of this Agreement with respect to its participation in any portion of the Loan as if it were a Lender.

          Section 11.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

          Section 11.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          Section 11.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY APPOINTS CT CORPORATION AT 111 EIGHTH AVENUE, NEW YORK, NY (10011) AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 11.01 AND TO CT CORPORATION, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          Section 11.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, THE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

          Section 11.12 Consent by the Agent and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Credit Party is a party and to which the Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

          Section 11.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

          Section 11.14 Reinstatement; Certain Payments. If any claim is ever made upon the Agent or any Lender for repayment or recovery of any amount or amounts received by the Agent or such Lender in payment or on account of any of the Obligations, the Agent or such Lender shall give prompt notice of such claim to each other Lender and the Borrower, and if the Agent or such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or such Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by the Agent or such Lender with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Agent or such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent or such Lender.

          Section 11.15 Indemnification.

          (a) General Indemnity. In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless the Agent, each Lender, and all of their respective assignees, affiliates, directors, officers, members, employees and agents (each an "Indemnitee" and collectively the "Indemnitees") from and against any and all losses, claims, damages, liabilities, obligations, penalties or other costs and expenses (including without limitation reasonable attorney's fees, costs and expenses) which are incurred by an Indemnitee or to which an Indemnitee may become subject whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Agent's or any Lender's furnishing of funds to the Borrower under this Agreement or the other Loan Documents, including, without limitation, the management of the Loan, (iii) any matter relating to the Loan transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

          (b) Sharing of Indemnity Obligations. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.15 may be unenforceable because it is in violation of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section 11.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

          Section 11.16 Records. The unpaid principal of and interest on the Loan, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the Unused Line Fee, shall at all times be ascertained from the records of the Agent, which shall be conclusive and binding absent manifest error.

          Section 11.17 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, the Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agent, and thereafter shall be binding upon and inure to the benefit of each Loan Party, the

Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 11.07 hereof.

          Section 11.18 Interest. It is the intention of the parties hereto that the Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to the Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to the Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Agent or any Lender that is contracted for, taken, reserved, charged or received by the Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by the Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Agent or such Lender to the Borrower). All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the rate or amount of interest on account of the Loan hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to the Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to the Agent or such Lender pursuant to this Section 11.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Agent or such Lender would be less than the amount of interest payable to the Agent or such Lender computed at the Highest Lawful Rate applicable to the Agent or such Lender, then the amount of interest payable to the Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Agent or such Lender until the total amount of interest payable to the Agent or such Lender shall equal the total amount of interest which would have been payable to the Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 11.18.

          For purposes of this Section 11.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agent and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

          The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

          Section 11.19 Confidentiality. The Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Agent or any Lender,
(iii) to examiners, auditors or accountants, (iv) in connection with any litigation to which the Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section
11.19. Notwithstanding the foregoing, the Agent and each Lender may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the financing contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or any Lender relating to such tax treatment and tax structure. Each of the Agent and the Lenders agrees that, upon receipt of request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that each Loan Party acknowledges that the Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that the Agent and each Lender may be subject to review by regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information, to the extent that such portion of the non-public information is legally required to be disclosed, in which case the Agent and each Lender shall use reasonable efforts to obtain assurance that confidential treatments will be accorded such non-public information.

          Section 11.20 Obligation to Make Payment in Dollars. Any payment on account of an amount that is payable hereunder or under any Loan Document in Dollars which is made to or for the account of any Lender in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Loan

Party, shall constitute a discharge of the obligation of the Credit Party under this Agreement or such Loan Document only to the extent of the amount of Dollars which such Lender could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such Lender, each Loan Party agrees, to the fullest extent permitted by law, to indemnify and save harmless such Lender from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any other Loan Document or under any judgment or order. As used herein the term "London Banking Day" shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

          Section 11.21 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                      SIGNATURE PAGE TO TERM LOAN AGREEMENT




          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      BORROWER:

                                      SCOTTISH ANNUITY & LIFE
                                      INSURANCE COMPANY (CAYMAN)
                                      LTD.

                                      By:  /s/ Gary Dombowsky
                                           -------------------------------------
                                           Name:    Gary Dombowsky
                                           Title:   Secretary



                                              Before me, Audrey C. Santamaria
                                              a Notary Public in and for the
                                              Cayman Islands, this 9 day of
                                              March 2007.

                                              /s/ Audrey Santamaria
                                              ---------------------------------
                                              (My Commission expires on 31st
                                              January, 2008)

                                      GUARANTORS:

                                      SCOTTISH RE GROUP LIMITED

                                      By:  /s/ Gary Dombowsky
                                           -------------------------------------
                                           Name:    Gary Dombowsky
                                           Title:   Secretary



                                              Before me, Audrey C. Santamaria
                                              a Notary Public in and for the
                                              Cayman Islands, this 9 day of
                                              March 2007.

                                              /s/ Audrey Santamaria
                                              ---------------------------------
                                              (My Commission expires on 31st
                                              January, 2008)

                                      THE SCOTTISH ANNUITY COMPANY (CAYMAN) LTD.

                                      By:  /s/ Gary Dombowsky
                                           -------------------------------------
                                           Name:    Gary Dombowsky
                                           Title:   Secretary



                                              Before me, Audrey C. Santamaria
                                              a Notary Public in and for the
                                              Cayman Islands, this 9 day of
                                              March 2007.

                                              /s/ Audrey Santamaria
                                              ---------------------------------
                                              (My Commission expires on 31st
                                              January, 2008)

                                      SCOTTISH RE HOLDINGS LIMITED.

                                      By:  /s/ D. Howell
                                           -------------------------------------
                                           Name:    D. Howell
                                           Title:   CEO

                                      SCOTTISH ANNUITY & LIFE
                                      HOLDINGS (BERMUDA) LIMITED

                                      By:  /s/ Gary Dombowsky
                                           -------------------------------------
                                           Name:    Gary Dombowsky
                                           Title:   Vice President



                                              Before me, Audrey C. Santamaria
                                              a Notary Public in and for the
                                              Cayman Islands, this 9 day of
                                              March 2007.

                                              /s/ Audrey Santamaria
                                              ---------------------------------
                                              (My Commission expires on 31st
                                              January, 2008)

                                      SCOTTISH HOLDINGS (BARBADOS)
                                      LTD.

                                      By:  /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:    [ILLEGIBLE]
                                           Title:   Director

                                      And

                                      By:  /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:    [ILLEGIBLE]
                                           Title:   Director



Witness:          /s/ Marcel El-Daher
          -----------------------------
Name:             Marcel El-Daher

Address:          No. 6 Kent Ridge
                  Christ Church
Occupation:       Attorney-at-Law

                                      SCOTTISH RE INTERNATIONAL
                                      (BERMUDA) LTD.

                                      By:  /s/ Gary Dombowsky
                                           -------------------------------------
                                           Name:    Gary Dombowsky
                                           Title:   Vice President



                                              Before me, Audrey C. Santamaria
                                              a Notary Public in and for the
                                              Cayman Islands, this 9 day of
                                              March 2007.

                                              /s/ Audrey Santamaria
                                              ---------------------------------
                                              (My Commission expires on 31st
                                              January, 2008)

                                      SCOTTISH ANNUITY & LIFE
                                      INSURANCE COMPANY (BERMUDA)
                                      LTD.


                                      By:  /s/ Gary Dombowsky
                                           -------------------------------------
                                           Name:    Gary Dombowsky
                                           Title:   Vice President



                                              Before me, Audrey C. Santamaria
                                              a Notary Public in and for the
                                              Cayman Islands, this 9 day of
                                              March 2007.

                                              /s/ Audrey Santamaria
                                              ---------------------------------
                                              (My Commission expires on 31st
                                              January, 2008)

                                      SCOTTISH HOLDINGS, INC.


                                      By:  /s/ Clifford J. Wagner
                                           -------------------------------------
                                           Name:    Clifford J. Wagner
                                           Title:   President/CEO



[State of North Carolina)

County of Mecklenburg)

          On the 9th day of March in the year 2007 before me, the undersigned, personally appeared Clifford J. Wagner, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                      /s/ Amy E. Linzy
                                      ------------------------------------------
                                      Notary Public

My Commission Expires:  11/16/2007

                                      SCOTTISH ANNUITY & LIFE
                                      INTERNATIONAL INSURANCE
                                      COMPANY (BERMUDA) LTD.


                                      By:  /s/ Clifford J. Wagner
                                           -------------------------------------
                                           Name:    Clifford J. Wagner
                                           Title:   President



[State of North Carolina)

County of Mecklenburg)

          On the 9th day of March in the year 2007 before me, the undersigned, personally appeared Clifford J. Wagner, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                      /s/ Amy E. Linzy
                                      ------------------------------------------
                                      Notary Public

My Commission Expires:  11/16/2007

                                      SCOTTISH RE CAPITAL MARKETS,
                                      INC.


                                      By:  /s/ Nathan V. Gemmiti
                                           -------------------------------------
                                           Name:    Nathan V. Gemmiti
                                           Title:   SVP/Secretary



[State of North Carolina)

County of Mecklenburg)

         On the 9th day of March in the year 2007 before me, the undersigned, personally appeared Nathan V. Gemmiti, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                      /s/ Amy E. Linzy
                                      ------------------------------------------
                                      Notary Public

My Commission Expires:  11/16/2007

                                      AGENT AND LENDER:
                                      ----------------

                                      ABLECO FINANCE LLC


                                      By:  /s/ Kevin Genda
                                           -------------------------------------
                                           Name:    Kevin Genda
                                           Title:   Senior Vice President



[State of New York                  )
                                    ss
County of New York                  )

          On the 9th day of March in the year 2007 before me, the undersigned, personally appeared Kevin Genda, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                      /s/ Regina E. Cianci
                                      ------------------------------------------
                                      Notary Public

My Commission Expires:  11/30/2010

                                      LENDER:
                                      ------

                                      MASSACHUSETTS MUTUAL LIFE
                                      INSURANCE COMPANY

                                      By:  Babson Capital Management LLC, as
                                      Investment Adviser


                                      By:  /s/ Jeffrey A. Dominick
                                           -------------------------------------
                                           Name:    Jeffrey A. Dominick
                                           Title:    Managing Director


[State of North Carolina   )
                                    ss
County of Mecklenburg      )

          On the 8th day of March in the year 2007 before me, the undersigned, personally appeared Jeffrey A. Dominick, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                      /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                      Notary Public

My Commission Expires:  11/7/2011